Filed Pursuant to Rule 424(b)(5)
Registration No. 333-261623
PROSPECTUS SUPPLEMENT
(to Prospectus dated December 13, 2021)
$13,000,000,000

$500,000,000 Floating Rate Notes due 2026
$1,000,000,000 4.950% Notes due 2026
$1,000,000,000 4.900% Notes due 2027
$1,750,000,000 4.900% Notes due 2029
$1,250,000,000 5.100% Notes due 2031
$2,500,000,000 5.200% Notes due 2034
$500,000,000 5.500% Notes due 2044
$2,750,000,000 5.550% Notes due 2054
$1,750,000,000 5.650% Notes due 2064
We are offering $500,000,000 of Floating Rate Notes due 2026 (the “Floating Rate Notes”), $1,000,000,000 of 4.950% Notes due 2026 (the “2026 Notes”), $1,000,000,000 of 4.900% Notes due 2027 (the “2027 Notes”), $1,750,000,000 of 4.900% Notes due 2029 (the “2029 Notes”), $1,250,000,000 of 5.100% Notes due 2031 (the “2031 Notes”), $2,500,000,000 of 5.200% Notes due 2034 (the “2034 Notes”), $500,000,000 of 5.500% Notes due 2044 (the “2044 Notes”), $2,750,000,000 of 5.550% Notes due 2054 (the “2054 Notes”) and $1,750,000,000 of 5.650% Notes due 2064 (the “2064 Notes” and, together with the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes and the 2054 Notes, the “Fixed Rate Notes” and, together with the Floating Rate Notes, the “Notes”).
The Floating Rate Notes will bear interest at a floating rate, reset quarterly, equal to Compounded SOFR (as defined herein), plus 0.49% per annum. We will pay interest on the Floating Rate Notes quarterly in arrears on February 20, May 20, August 20 and November 20 of each year, commencing on May 20, 2024. Interest will accrue on the Floating Rate Notes from the date of original issuance. The Floating Rate Notes will mature on February 20, 2026.
The 2026 Notes will bear interest at a rate of 4.950% per annum and will mature on February 20, 2026. The 2027 Notes will bear interest at a rate of 4.900% per annum and will mature on February 22, 2027. The 2029 Notes will bear interest at a rate of 4.900% per annum and will mature on February 22, 2029. The 2031 Notes will bear interest at a rate of 5.100% per annum and will mature on February 22, 2031. The 2034 Notes will bear interest at a rate of 5.200% per annum and will mature on February 22, 2034. The 2044 Notes will bear interest at a rate of 5.500% per annum and will mature on February 22, 2044. The 2054 Notes will bear interest at a rate of 5.550% per annum and will mature on February 22, 2054. The 2064 Notes will bear interest at a rate of 5.650% per annum and will mature on February 22, 2064.
Interest on the 2026 Notes will be payable in cash in arrears on February 20 and August 20 of each year, beginning on August 20, 2024. Interest on the 2027 Notes will be payable in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024. Interest on the 2029 Notes will be payable in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024. Interest on the 2031 Notes will be payable in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024. Interest on the 2034 Notes will be payable in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024. Interest on the 2044 Notes will be payable in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024. Interest on the 2054 Notes will be payable in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024. Interest on the 2064 Notes will be payable in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.
We may not redeem the Floating Rate Notes at our option prior to maturity. We have the option to redeem all or a portion of the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes at any time prior to maturity, at the applicable redemption price as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption of the Notes.”
We intend to use a portion of the net proceeds from this offering to fund the cash consideration payable in connection with our proposed acquisitions (the “Acquisitions”) of Karuna Therapeutics, Inc. (“Karuna”) and RayzeBio, Inc. (“RayzeBio”), and the fees and expenses in connection therewith and with this offering. We expect to use any remaining net proceeds from this offering for general corporate purposes. Pending such uses, the net proceeds from the offering of the Notes may be invested temporarily in short-term investments.
We currently expect the Acquisitions to be completed in the first half of 2024. This offering is not contingent upon the completion of the Acquisitions, which, if completed, will occur, in each case, subsequent to the closing of this offering; however, if our acquisition of Karuna (the “Karuna Acquisition”) is not consummated on or before the Special Mandatory Redemption End Date (as defined herein) or we inform the trustee under the indenture that we will not pursue consummation of the Karuna Acquisition, then we will be required to redeem each series of Notes, other than the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes, at a redemption price equal to 101% of the aggregate principal amount of such series of Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein). The proceeds from this offering will not be deposited into an escrow account pending completion of the Karuna Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on the proceeds to secure any redemption of the Notes. See “Description of Notes—Special Mandatory Redemption.”
The Notes will be our general, unsecured senior obligations, will rank equally in right of payment with all of our existing and future unsecured senior indebtedness and will rank senior in right of payment to all of our existing and future unsecured, subordinated indebtedness. In addition, the Notes will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. The Notes will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries (other than indebtedness and liabilities owed to us, if any).
The Notes will be issued only in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Notes are a new issue of securities with no established trading market. We do not intend to apply to list the Notes on any national securities exchange or include the Notes in any automated quotation system.

Investing in the Notes involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and page 2 of the accompanying prospectus and those risk factors incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of certain risks that you should consider before investing in the Notes.

Neither the Securities and Exchange Commission nor any state securities commission or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Floating Rate Note		Per 2026 Note		Per 2027 Note		Per 2029 Note		Per 2031 Note		Per 2034 Note		Per 2044 Note		Per 2054 Note		Per 2064 Note
	%	$	%	$	%	$	%	$	%	$	%	$	%	$	%	$	%	$
Public offering price(1)	100.000	500,000,000	99.948	999,480,000	99.892	998,920,000	99.790	1,746,325,000	99.843	1,248,037,500	99.977	2,499,425,000	99.245	496,225,000	99.609	2,739,247,500	99.575	1,742,562,500
Underwriting discount	0.200	1,000,000	0.200	2,000,000	0.250	2,500,000	0.350	6,125,000	0.400	5,000,000	0.450	11,250,000	0.750	3,750,000	0.800	22,000,000	0.800	14,000,000
Proceeds, before expenses, to us(1)	99.800	499,000,000	99.748	997,480,000	99.642	996,420,000	99.440	1,740,200,000	99.443	1,243,037,500	99.527	2,488,175,000	98.495	492,475,000	98.809	2,717,247,500	98.775	1,728,562,500
(1)	Plus accrued interest, if any, from February 22, 2024, if settlement occurs after such date.
The underwriters expect to deliver the Notes to purchasers in book-entry form only through the facilities of The Depository Trust Company (“DTC”) for the account of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System, and Clearstream Banking S.A. against payment in New York, New York on or about February 22, 2024.

Joint Lead Managers and Joint Book-Running Managers
Citigroup	BofA Securities	Wells Fargo Securities	Mizuho
Joint Book-Running Managers
Barclays	J.P. Morgan	Morgan Stanley	Deutsche Bank Securities
MUFG	SMBC Nikko	Standard Chartered Bank	US Bancorp
Senior Co-Managers
BNP PARIBAS	HSBC	SOCIETE GENERALE	UBS Investment Bank
Co-Managers
Scotiabank	PNC Capital Markets LLC
Junior Co-Managers
CAVU Securities	R. Seelaus & Co., LLC	Drexel Hamilton	Roberts & Ryan	Ramirez & Co., Inc.

The date of this prospectus supplement is February 14, 2024.

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different or additional information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. Further, you should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, and any free writing prospectus, is accurate only as of the respective dates of those documents in which the information is contained. Our business, financial condition, results of operations and prospects may have changed since those dates.
The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Notes in some jurisdictions may be restricted by law. Persons in whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting” in this prospectus supplement.
References to “Bristol Myers Squibb,” the “Company,” “we,” “our” and “us” in both this prospectus supplement and the accompanying prospectus are references to Bristol-Myers Squibb Company and, unless the context otherwise requires, its consolidated subsidiaries. References to “Notes” in this prospectus supplement are references to each of the Floating Rate Notes, the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes unless otherwise indicated.
S-ii

FORWARD-LOOKING STATEMENTS
This prospectus supplement and the accompanying prospectus (including the documents incorporated by reference) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance, although not all forward-looking statements contain such terms. All statements that are not statements of historical facts are, or may be deemed to be, forward-looking statements. No forward-looking statement can be guaranteed and there is no assurance that our product candidates will receive necessary clinical and manufacturing regulatory approvals, that our pipeline products will prove to be commercially successful, that clinical and manufacturing regulatory approvals will be sought or obtained within currently expected timeframes, that contractual milestones will be achieved or that either of the Acquisitions will be consummated on the anticipated timeline or at all and whether such Acquisitions, if completed, will result in the anticipated benefits.
Forward-looking statements are based on current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, that are difficult to predict, may be beyond our control and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. Such risks, uncertainties and other matters include, but are not limited to: increasing pricing pressures from market access, pharmaceutical pricing controls and discounting; market actions taken by private and government payers to manage drug utilization and contain costs; our ability to retain patent exclusivity of certain products; regulatory changes that result in lower prices, lower reimbursement rates and smaller populations for whom payers will reimburse; changes under the 340B Drug Pricing Program; our ability to obtain and maintain regulatory approval for our product candidates; our ability to obtain and protect market exclusivity rights and enforce patents and other intellectual property rights; the possibility of difficulties and delays in product introduction and commercialization; increasing industry competition; potential difficulties, delays and disruptions in manufacturing, distribution or sale of products; our ability to identify potential strategic acquisitions, licensing opportunities or other beneficial transactions; failure to complete, or delays in completing, collaborations, acquisitions, divestitures, alliances and other portfolio actions and the failure to achieve anticipated benefits from such transactions and actions; the risk of an adverse patent litigation decision or settlement and exposure to other litigation and/or regulatory actions or investigations; the impact of any healthcare reform and legislation or regulatory action in the United States and international markets; increasing market penetration of lower-priced generic products; the failure of our suppliers, vendors, outsourcing partners, alliance partners and other third parties to meet their contractual, regulatory and other obligations; the impact of counterfeit or unregistered versions of our products and from stolen products; product label changes or other measures that could reduce the product’s market acceptance for our products and result in declining sales; safety or efficacy concerns regarding our products or any product in the same class as our products; the risk of cyber-attacks on our information systems or products and unauthorized disclosure of trade secrets or other confidential data; our ability to execute our financial, strategic and operational plans; our dependency on several key products; any decline in our future royalty streams; our ability to attract and retain key personnel; the impact of our significant indebtedness; political and financial instability of international economies and sovereign risk, including as a result of the Russian Federation-Ukraine conflict; interest rate and currency exchange rate fluctuations, credit and foreign exchange risk management; risks relating to the use of social media platforms; the impact of our exclusive forum provision in our by-laws for certain lawsuits on our stockholders’ ability to obtain a judicial forum that they find favorable for such lawsuits; issuance of new or revised accounting standards; risks relating to public health outbreaks, epidemics and pandemics; the risk that the approval of Karuna’s stockholders with respect to the Karuna Acquisition may be delayed or may not be obtained in the anticipated timeline or at all; the risk that not a sufficient number of shares of common stock of RayzeBio will be tendered in our tender offer for the proposed acquisition of RayzeBio; the risk that the expected benefits or synergies of either of the Acquisitions will not be realized; the possibility that various conditions to the consummation of either of the Acquisitions may not be satisfied or waived, including that a
S-iii

governmental entity may prohibit, delay or refuse to grant approval for either of the Acquisitions; and the risk that unanticipated difficulties or expenditures may arise relating to either of the Acquisitions, the related response of business partners and competitors and/or potential difficulties in employee retention as a result of the Acquisitions.
The foregoing list sets forth some, but not all, of the factors that could have an impact upon our ability to achieve results described in any forward-looking statements. A further list and description of these and other factors can be found in the section entitled “Risk Factors” and elsewhere in this prospectus supplement. In addition, all of the forward-looking statements that we make in this document are qualified by the information incorporated by reference into this prospectus supplement and the accompanying prospectus, including, but not limited to (i) the information contained under this heading and (ii) the information discussed under the sections entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, as updated by future filings with the SEC. See “Where You Can Find More Information; Documents Incorporated by Reference.”
Persons reading this prospectus supplement and the accompanying prospectus are cautioned not to place undue reliance on our forward-looking statements. These forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance and are applicable only as of the dates of such statements. You also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors also should realize that if underlying assumptions prove inaccurate or if unknown risks or uncertainties materialize, actual results could vary materially from our projections. Except as otherwise required by law, we are not under any obligation, and expressly disclaim any obligation, to update, alter, or otherwise revise any forward-looking statements included in this prospectus supplement, the accompanying prospectus, or elsewhere, whether written or oral, that may be made from time to time relating to any of the matters discussed in this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, changed circumstances or otherwise, as of any future date.
S-iv

INDUSTRY AND MARKET DATA
We have obtained certain industry and market share data from third-party sources that we believe are reliable. In many cases, however, we have made statements in this prospectus supplement, the accompanying prospectus or in documents incorporated by reference herein or therein regarding our industry and our position in the industry based on estimates made based on our experience in the industry and our own investigation of market conditions. We believe these estimates to be accurate as of the date of this prospectus supplement.
However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. In addition, industry and market share data involves estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors,” as well as any qualifications and uncertainties discussed under the heading “Forward-Looking Statements,” contained in this prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus supplement.
S-v

SUMMARY
This summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, which are described under “Where You Can Find More Information; Documents Incorporated by Reference.” Because it is abbreviated, this summary does not contain all of the information that you should consider before making an investment in the Notes. We encourage you to read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein carefully, including the “Risk Factors” section, the audited consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 and the notes to those financial statements, before making an investment decision. In addition, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include forward-looking information that involves risks and uncertainties. See “Forward-Looking Statements.”
Company Overview
Bristol-Myers Squibb Company was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger.
Our principal strategy is to combine the resources, scale and capability of a pharmaceutical company with the speed and focus on innovation of the biotech industry. Our focus as a biopharmaceutical company is on discovering, developing and delivering transformational medicines for patients facing serious diseases in areas where we believe that we have an opportunity to make a meaningful difference: oncology, hematology, immunology, cardiovascular and neuroscience. Our priorities are to continue renewing and diversifying our portfolio, advancing our early, mid and late-stage pipeline, and executing disciplined business development. .
We compete with other worldwide research-based drug companies, smaller research companies and generic drug manufacturers. Our products are sold worldwide, primarily to wholesalers, distributors, specialty pharmacies, and to a lesser extent, directly to retailers, hospitals, clinics and government agencies. We have significant manufacturing operations in the U.S., Puerto Rico, Switzerland, Ireland, and the Netherlands. Most of our revenues come from products in the following therapeutic classes: hematology, oncology, cardiovascular and immunology. Our principal executive offices are located at Route 206 & Province Line Road, Princeton, New Jersey 08543, and our telephone number is (609) 252-4621. We maintain a website at www.bms.com. Information included on or accessible through our website does not constitute a part of this prospectus supplement and, therefore, is not incorporated herein by reference.

The Offering
The terms of the Notes are summarized below solely for your convenience. This summary is not a complete description of the Notes. You should read the full text and more specific details contained elsewhere in this prospectus supplement, including the “Risk Factors” section, as well as the accompanying prospectus and the documents incorporated by reference that are described under “Where You Can Find More Information; Documents Incorporated by Reference.” For a more detailed description of the Notes, see the discussion under the caption “Description of Notes” in this prospectus supplement and “Description of the Debt Securities” beginning on page 4 of the accompanying prospectus.
Issuer
Bristol-Myers Squibb Company
Securities Offered
$500,000,000 aggregate principal amount of Floating Rate Notes due 2026 (the “Floating Rate Notes”),
$1,000,000,000 aggregate principal amount of 4.950% Notes due 2026 (the “2026 Notes”),
$1,000,000,000 aggregate principal amount of 4.900% Notes due 2027 (the “2027 Notes”),
$1,750,000,000 aggregate principal amount of 4.900% Notes due 2029 (the “2029 Notes”),
$1,250,000,000 aggregate principal amount of 5.100% Notes due 2031 (the “2031 Notes”),
$2,500,000,000 aggregate principal amount of 5.200% Notes due 2034 (the “2034 Notes”),
$500,000,000 aggregate principal amount of 5.500% Notes due 2044 (the “2044 Notes”),
$2,750,000,000 aggregate principal amount of 5.550% Notes due 2054 (the “2054 Notes”), and
$1,750,000,000 aggregate principal amount of 5.650% Notes due 2064 (the “2064 Notes” and, together with the Floating Rate Notes, the 2026 Notes, the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes and the 2054 Notes, the “Notes”).
Maturity Dates
The Floating Rate Notes will mature on February 20, 2026.
The 2026 Notes will mature on February 20, 2026.
The 2027 Notes will mature on February 22, 2027.
The 2029 Notes will mature on February 22, 2029.
The 2031 Notes will mature on February 22, 2031.
The 2034 Notes will mature on February 22, 2034.
The 2044 Notes will mature on February 22, 2044.
The 2054 Notes will mature on February 22, 2054.
The 2064 Notes will mature on February 22, 2064.
Interest
Interest on the Notes will accrue from the date of original issuance or from the most recent date to which interest has been paid or duly provided for.

The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date (as defined herein), equal to Compounded SOFR, plus 0.490% (as described in “Description of Notes—Principal, Maturity and Interest—Floating Rate Notes ”).
The 2026 Notes will bear interest at a rate of 4.950% per annum.
The 2027 Notes will bear interest at a rate of 4.900% per annum.
The 2029 Notes will bear interest at a rate of 4.900% per annum.
The 2031 Notes will bear interest at a rate of 5.100% per annum.
The 2034 Notes will bear interest at a rate of 5.200% per annum.
The 2044 Notes will bear interest at a rate of 5.500% per annum.
The 2054 Notes will bear interest at a rate of 5.550% per annum.
The 2064 Notes will bear interest at a rate of 5.650% per annum.
Interest Payment Dates
Interest on the Notes will accrue from the date of original issuance or from the most recent date to which interest has been paid or duly provided for.
Interest on the Floating Rate Notes will be payable quarterly in arrears on February 20, May 20, August 20 and November 20 of each year, beginning on May 20, 2024.
Interest on the 2026 Notes will be payable semi-annually in cash in arrears on February 20 and August 20 of each year, beginning on August 20, 2024.
Interest on the 2027 Notes will be payable semi-annually in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.
Interest on the 2029 Notes will be payable semi-annually in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.
Interest on the 2031 Notes will be payable semi-annually in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.

Interest on the 2034 Notes will be payable semi-annually in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.
Interest on the 2044 Notes will be payable semi-annually in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.
Interest on the 2054 Notes will be payable semi-annually in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.
Interest on the 2064 Notes will be payable semi-annually in cash in arrears on February 22 and August 22 of each year, beginning on August 22, 2024.
Special Mandatory Redemption
If (i) the Karuna Acquisition is not consummated on or before the later of (x) June 30, 2025 and (y) the date that is five Business Days after any later date to which the “End Date” as set forth in the Karuna Merger Agreement may be extended pursuant to the terms of the Karuna Merger Agreement (the “Special Mandatory Redemption End Date”), which date shall be set forth in an officer’s certificate and delivered to the trustee under the indenture prior to the close of business on June 30, 2025 or (ii) we notify the trustee under the indenture that we will not pursue consummation of the Karuna Acquisition, then we will be required to redeem each series of Notes (the “Special Mandatory Redemption”), other than the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes, at a redemption price equal to 101% of the aggregate principal amount of such series of Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”
Optional Redemption
We may not redeem the Floating Rate Notes at our option prior to maturity. We may redeem any series of Fixed Rate Notes, at our option, in whole or in part, at any time and from time to time at the redemption prices set forth under “Description of Notes—Optional Redemption of the Notes.”
Ranking
The Notes will be our general, unsecured senior obligations, will rank equally in right of payment with all of our existing and future unsecured senior indebtedness and will rank senior in right of payment to all of our existing and future unsecured, subordinated indebtedness, will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries (other than indebtedness and liabilities owed to us, if any).
Use of Proceeds
We estimate that the net proceeds to be received by us from the sale of the Notes offered hereby will be approximately $12.88 billion, after deducting the underwriting discounts and estimated offering expenses and fees payable by us. We intend to use a portion of the net proceeds of this offering to fund the cash consideration payable in connection with the Acquisitions and the fees and expenses in connection therewith and with this offering. We expect to use any remaining net proceeds from this offering for general corporate purposes. Pending such uses, the net proceeds from the offering of the Notes may be invested temporarily in short-term investments. In the event of a Special Mandatory Redemption of the Notes, we intend to use the net proceeds of the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes for general corporate purposes. The proceeds from this offering will not be deposited into an escrow account pending completion of the Karuna Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on the proceeds to secure any redemption of the Notes. See “Use of Proceeds.”
Certain Covenants
The indenture governing the Notes contains covenants that, among other things, limit our ability to consolidate with or merge with or into any other person (other than in a merger or consolidation in which we are the surviving person) or sell our property or assets as, or substantially as, an entirety to any person. These covenants are subject to important exceptions and qualifications, which are described in the accompanying prospectus under “Description of the Debt Securities—Senior Debt Securities—Covenants—Limitation on Liens” and “Description of the Debt Securities—Merger Covenant.”
Form and Minimum Denominations
The Notes will be represented by one or more global securities registered in the name of a nominee of DTC. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Risk Factors
For a discussion of factors, you should carefully consider before deciding to purchase the Notes, see “Forward-Looking Statements” and “Risk Factors” sections in this prospectus supplement.
No Established Public Markets
The Notes are new securities and there are currently no established trading markets for the Notes. The underwriters have advised us that they presently intend to make a market in the Notes of each series. However, you should be aware that they are not obligated to make a market and may discontinue their market-making activities at any time without notice. As a result, liquid markets for the Notes may not be available if you try to sell your Notes. We do not intend to apply to list the Notes on any national securities exchange or for inclusion of the Notes on any automated dealer quotation system. See “Underwriting” in this prospectus supplement.
Trustee
The trustee for the Notes will be The Bank of New York Mellon.
Calculation Agent
The calculation agent for the Floating Rate Notes will be The Bank of New York Mellon.
Governing Law
The Notes will be and the indenture is governed by the laws of the State of New York.

RISK FACTORS
An investment in the Notes involves risks. Prior to making a decision about investing in the Notes, and in consultation with your own financial and legal advisors, you should carefully consider the following risk factors regarding the Notes and this offering as well as the information set forth under “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 (as such risk factors may be updated from time to time in our public filings, which are incorporated by reference herein), which is incorporated by reference herein. You should also carefully consider the information described under “Forward-Looking Statements” in this prospectus supplement and the other information included in this prospectus supplement and the accompanying prospectus and the other information incorporated by reference herein and therein. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.
The Notes will be structurally subordinated to all of the obligations of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.
Creditors of a subsidiary are entitled to be paid what is due to them before assets of the subsidiary become available for creditors of its parent. Accordingly, the Notes will be structurally subordinated in right of payment to all existing and future indebtedness and other liabilities, including trade payables and other accrued rebates and liabilities, of our subsidiaries. The incurrence of indebtedness or other liabilities by any of our subsidiaries is not prohibited by the indenture governing the Notes and could adversely affect our ability to pay our obligations on the Notes. As of December 31, 2023, on a historical basis, the liabilities of our subsidiaries, excluding intercompany liabilities and obligations of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles in the United States, that would have been structurally senior to the Notes were approximately $19.3 billion. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities.
The Notes will be exclusively our obligations and will not be guaranteed by any of our subsidiaries. However, since we conduct a significant portion of our operations through our subsidiaries, our cash flow and our consequent ability to service our debt, including the Notes, depends in part upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, may depend upon the earnings of those subsidiaries and may be subject to various business considerations.
The limited covenants in the indenture governing the Notes and the terms of the Notes will not provide protection against significant events that could adversely impact your investment in the Notes.
The indenture governing the Notes does not:
•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity;
•	limit our ability to incur additional indebtedness;
•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries;
•	restrict our ability to repurchase or prepay our securities; or
•	restrict our or our subsidiaries’ ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the Notes.
As a result of the foregoing, when evaluating the terms of the Notes, you should be aware that the terms of the indenture and the Notes will not restrict our ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances and events that could have an adverse impact on your investment in the Notes.
The Notes will be unsecured and therefore will effectively be subordinated to any secured debt that we may incur in the future.
The Notes will not be secured by any of our assets or those of our subsidiaries. As a result, the Notes will be effectively subordinated to any secured debt we may incur to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes.
We cannot assure you that active trading markets will develop for the Notes.
Prior to this offering, there were no markets for the Notes. We do not intend to apply to list the Notes on any national securities exchange or include them in any automated quotation system. The underwriters have informed us that they intend to make a market in each series of Notes after this offering is completed. The underwriters, however, may cease their market-making at any time without notice. We cannot assure you a trading market for your Notes will ever develop or be maintained if developed. Furthermore, we cannot assure you as to the liquidity of any trading market that may develop for any of the Notes, whether you will be able to sell the Notes, or the prices at which you may be able to sell the Notes. The prices at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Notes.
Redemption prior to maturity may adversely affect your return on the Fixed Rate Notes.
We may choose to redeem the Fixed Rate Notes at any time prior to the respective maturity date of such notes. If we choose to redeem your Fixed Rate Notes, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on your Fixed Rate Notes being redeemed.
The credit ratings for the Notes of any series could be lowered or withdrawn in the future.
We expect that each series of Notes will be rated by one or more nationally recognized statistical rating organizations. A rating is not a recommendation to purchase, hold or sell debt securities, since a rating does not predict the market price of a particular security or its suitability for a particular investor. Any rating organization that rates a series of Notes may lower its rating or decide not to continue to rate such series of Notes in its sole discretion. The ratings of the Notes of any series will be based primarily on the rating organization’s assessment of the likelihood of timely payment of interest when due and the payment of principal on the maturity date. Any downgrade or withdrawal of a rating by a rating agency that rates a series of Notes could have an adverse effect on the trading prices or liquidity of the Notes of such series.
If we are required to redeem the applicable series of Notes in connection with a Special Mandatory Redemption, you may realize a lower return on your investment than if such Notes had been held through maturity.
If (i) the Karuna Acquisition is not consummated on or before the later of (x) June 30, 2025 and (y) the Special Mandatory Redemption End Date or (ii) we notify the trustee under the indenture that we will not pursue consummation of the Karuna Acquisition, then we will be required to redeem each series of Notes, other than the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes, at a redemption price equal to 101% of the aggregate principal amount of such series of Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.”
The proceeds from this offering will not be deposited into an escrow account pending completion of the Karuna Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on the proceeds to secure any redemption of the Notes, and the indenture governing the Notes will not impose any specific restrictions on our use of the proceeds prior to the consummation of the Karuna Acquisition. Accordingly, the source of funds for any such mandatory redemption of the applicable series of Notes would be the proceeds that we have voluntarily retained or other sources of liquidity. If we are required to redeem the applicable series of Notes, the ability to pay the redemption price may be limited by our financial resources at the time. In addition, whether or not a Special Mandatory Redemption of the applicable series of Notes is ultimately triggered, the existence of these redemption provisions may adversely affect the trading prices of such Notes until such time, if any, as the Karuna Acquisition is consummated.
If we redeem the applicable series of Notes pursuant to the mandatory redemption provisions, you may not be able to reinvest the proceeds you receive from the redemption in a comparable security at an effective interest rate or return on investment as high as what you otherwise would have received on your Notes being redeemed. Holders of the applicable series of Notes will have no right to opt out of the special mandatory redemption provisions of such Notes.
Your decision to invest in the Notes is made at the time of the offering of the Notes. We will not be required to redeem the applicable series of Notes as long as the Karuna Acquisition closes on or before the Special Mandatory Redemption End Date, even if between the closing of this offering and the closing of the Karuna Acquisition we experience any changes (including any material changes) in our business or financial condition. If a Special Mandatory Redemption is triggered, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes will not be required to be redeemed and will remain outstanding in accordance with their terms, subject to our right to redeem such Notes, in whole or in part, at any time and from time to time. See “—Redemption prior to maturity may adversely affect your return on the Notes.”
The Karuna Merger Agreement and related documents may be amended or modified without your consent.
Between the time of the issuance of the Notes and the consummation of the Karuna Acquisition, the parties to the Karuna Merger Agreement or other related transaction documents may agree to modify or waive the terms or conditions of such documents without consent from the holders of the Notes. The terms of the Notes will not preclude the parties to the Karuna Merger Agreement from making certain changes to the terms of the Karuna Acquisition or from waiving certain conditions to the Karuna Acquisition that may adversely affect your investment in the Notes.
The amount of interest payable on the Floating Rate Notes is set only once per period based on Compounded SOFR, which rate may fluctuate substantially.
The amount of interest payable on the Floating Rate Notes is determined by reference to Compounded SOFR. This floating rate may be volatile over time, which could result in holders of the Floating Rate Notes experiencing a decline in their receipt of interest and also could cause a decline in the market price of the Floating Rate Notes. We have no control over a number of factors that may affect market rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect the markets generally and that are important in determining the existence, magnitude and longevity of market rate risk. Furthermore, you should note that historical levels, fluctuations and trends of Compounded SOFR are not necessarily indicative of future levels. Any historical upward or downward trend in Compounded SOFR is not an indication that Compounded SOFR is more or less likely to increase or decrease at any time during the life of the Floating Rate Notes, and you should not take the historical levels of Compounded SOFR as an indication of its future performance. You should further note that, although the actual level of Compounded SOFR on an interest payment date or at other times during an Interest Period (as defined herein) may be higher than the level of Compounded SOFR on the Interest Determination Date (as defined herein) on which the interest rate is determined for such Interest Period, you will not benefit from the level of Compounded SOFR at any time other than on such Interest Determination Date. As a result, changes in Compounded SOFR may not result in a comparable change in the market value of the Floating Rate Notes.
Interest payments due on the Floating Rate Notes will only be capable of being determined near the end of the relevant Interest Period.
Interest payments due on the Floating Rate Notes will be determined only near the end of the relevant Interest Period. Therefore, holders of the Floating Rate Notes will not know the total amount of interest payable with respect to a particular Interest Period until shortly prior to the related interest payment date, and it may be difficult for you to reliably estimate the total amount of interest that will be payable on each such interest payment date for the Floating Rate Notes. In addition, some investors may be unwilling or unable to trade the Floating Rate Notes without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the Floating Rate Notes.
Any failure of the Secured Overnight Financing Rate (“SOFR”) to gain market acceptance could adversely affect value of the Floating Rate Notes.
SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to the U.S. dollar London Interbank Offered Rate (“LIBOR”) in part because it is considered to be a good representation of general funding conditions in the overnight U.S.

Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a suitable substitute, replacement or successor for all of the purposes for which U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on the Floating Rate Notes and the price at which you can sell such debt securities.
SOFR published by the Federal Reserve Bank of New York (the “New York Federal Reserve”) has a limited history. The future performance of SOFR cannot be predicted based on the historical performance of SOFR.
Publication of SOFR began in April 2018, and it therefore has a limited history. The future performance of SOFR cannot be predicted based on the limited historical performance. Future levels of SOFR may bear little or no relation to the historical level of SOFR. Prior observed patterns, if any, in the behavior of market variables and their relation to SOFR, such as correlations, may change in the future. Because only limited historical data have been released by the New York Federal Reserve, such analysis inherently involves assumptions, estimates and approximations. The future performance of SOFR is impossible to predict, and therefore no future performance of the Floating Rate Notes may be inferred from any of the historical actual or historical indicative data. Hypothetical or historical performance data are not indicative of, and have no bearing on, the potential performance of the Floating Rate Notes. Changes in the levels of SOFR may affect the return on the Floating Rate Notes and the trading price of the Floating Rate Notes, but it is impossible to predict whether such levels will rise or fall.
The secondary trading market for the Floating Rate Notes may be limited.
Because SOFR is a relatively new market rate, an established trading market for the Floating Rate Notes may never develop or may not be very liquid. If SOFR does not prove to be widely used in floating rate debt securities, the trading price of the Floating Rate Notes may be lower than that of floating rate debt securities that are linked to rates that are more widely used. Investors in the Floating Rate Notes may not be able to sell the Floating Rate Notes at all or may not be able to sell the Floating Rate Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market.
The administrator of SOFR may make changes that could change the value of SOFR or discontinue SOFR and has no obligation to consider your interests in doing so.
The New York Federal Reserve (or its successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR or the averages or periods used to report SOFR. If the manner in which SOFR is calculated is changed, that change may result in a reduction of the amount of interest payable on the Floating Rate Notes, which may adversely affect the trading prices and marketability of the Floating Rate Notes. In addition, the administrator may alter, discontinue or suspend calculation or dissemination of SOFR in its sole discretion and without notice and has no obligation to consider your interests in calculating, adjusting, converting, revising or discontinuing SOFR.
SOFR may be more volatile than other market rates.
Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in other benchmark or market rates during corresponding periods. In addition, although changes in Compounded SOFR generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the Floating Rate Notes may fluctuate more than floating rate debt securities with interest rates based on less volatile rates. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The New York Federal Reserve has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the New York Federal Reserve will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of any such operations, or of the cessation of such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the floating rate debt securities.

The interest rate on the Floating Rate Notes is based on Compounded SOFR and the SOFR Index, both of which are relatively new in the marketplace.
The interest rate for the Floating Rate Notes for each Interest Period will be based on Compounded SOFR, which will be calculated according to a specific formula that uses the SOFR Index published by the New York Federal Reserve and not by using SOFR published on or in respect of a particular date during such Interest Period or an arithmetic average of SOFR during such period. See “Description of Notes—Principal, Maturity and Interest—Floating Rate Notes.” For this and other reasons, the interest rate on the Floating Rate Notes during any Interest Period will not necessarily be the same as the interest rate on other SOFR-linked investments that use an alternative basis to determine the applicable interest rate. Further, if SOFR in respect of a particular date during an Interest Period is negative, its contribution to the SOFR Index will be less than one, resulting in a reduction to Compounded SOFR used to calculate the interest payable on such Compounded SOFR Notes on the interest payment date for such Interest Period.
In addition, the New York Federal Reserve only began publishing the SOFR Index on March 2, 2020. Accordingly, the use of the specific formula for Compounded SOFR used in the calculated of the interest rate for the Floating Rate Notes may not be widely adopted by other market participants, if at all. You should carefully review the specific formula for Compounded SOFR as described under “Description of Notes—Principal, Maturity and Interest—Floating Rate Notes” before making an investment in the Floating Rate Notes. If the market adopts a different calculation method than used for the Floating Rate Notes, that will likely adversely affect the market value of the Floating Rate Notes.
The SOFR Index may be modified or discontinued, and the Floating Rate Notes may bear interest by reference to a rate other than Compounded SOFR, either of which could adversely affect the value of the Floating Rate Notes.
The SOFR Index is published by the New York Federal Reserve based on data received by it from sources other than us, and we have no control over its methods of calculation, publication schedule or rate revision practices, or availability of the SOFR Index at any time. There can be no guarantee, particularly given its relatively recent introduction, that the SOFR Index will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Floating Rate Notes. If the manner in which the SOFR Index is calculated, including the manner in which SOFR is calculated, is changed, that change may result in a reduction in the amount of interest payable on the Floating Rate Notes and the trading prices of Compounded SOFR. In addition, the New York Federal Reserve may withdraw, modify or amend the published SOFR Index or SOFR data in its sole discretion and without notice. The interest rate on the Floating Rate Notes for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.
Interest on the Floating Rate Notes will be calculated using a reference rate other than Compounded SOFR if a Benchmark Transition Event occurs.
If we or our designee determines that a Benchmark Transition Event (as defined herein) and its related Benchmark Replacement Date (as defined herein) has occurred, the interest rate on the Floating Rate Notes will no longer be determined by reference to Compounded SOFR, but instead by reference to a different rate or a different Benchmark (as defined herein), plus a spread adjustment, which we refer to as a “Benchmark Replacement,” as further described under “Description of Notes—Principal, Maturity and Interest—Floating Rate Notes”
The selection of a Benchmark Replacement, and any decisions, determinations or elections made by us or our designee in connection with implementing a Benchmark Replacement with respect to the Floating Rate Notes in accordance with the Benchmark transition provisions, including with respect to any further adjustments thereto, could adversely affect the rate of interest on the Floating Rate Notes, which could adversely affect the return on, value of and market for the Floating Rate Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to Compounded SOFR or that any Benchmark Replacement will produce the economic equivalent of Compounded SOFR as a reference rate for interest on the Floating Rate Notes.

The Benchmark Replacements are uncertain and may not be a suitable replacement for Compounded SOFR.
The terms of the Floating Rate Notes provide for a “waterfall” of alternative rates to be used to determine the rate of interest on the Floating Rate Notes if a Benchmark Transition Event occurs. These replacement rates and adjustments may be selected, recommended or formulated by (i) the Relevant Governmental Body (as defined herein) (such as the Federal Reserve Board), (ii) the International Swaps and Derivatives Association (“ISDA”) or (iii) in certain circumstances, we or our designee. The substitution of a Benchmark Replacement may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.
The Benchmark transition provisions under the indenture will also provide for certain adjustments to be made with respect to any Benchmark Replacement (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors) to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable). However, such adjustments will not necessarily make the Benchmark Replacement equivalent to Compounded SOFR. In particular, as such adjustments may be one-time in nature, they may not be responsive to changes in unsecured bank credit risk or other market conditions on a periodic basis. There can be no assurance that the Benchmark Replacement will perform in the same way as Compounded SOFR would have at any time and there is no guarantee that the Benchmark Replacement will be a comparable substitute for Compounded SOFR (each of which means that a Benchmark Transition Event could adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes).
Furthermore, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the Floating Rate Notes, (iii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be predicted based on historical performance, (iv) the secondary trading market for the Floating Rate Notes linked to the Benchmark Replacement may be limited and (v) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and has no obligation to consider your interests in doing so.
The rate of interest on the Floating Rate Notes may be determined by reference to a Benchmark Replacement even if the then-current Benchmark continues to be published.
A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative. The rate of interest on the Floating Rate Notes may therefore cease to be determined by reference to the Benchmark and instead be determined by reference to the Benchmark Replacement, even if the then-current Benchmark continues to be published. Such rate may be lower than the Benchmark for so long as the Benchmark continues to be published, and the value of and return on the Floating Rate Notes may be adversely affected.
We or our designee will have authority to make determinations, elections, calculations and adjustments that could affect the value of and your return on the Floating Rate Notes.
We or our designee will make certain determinations, decisions, elections, calculations and adjustments with respect to the Floating Rate Notes, including in connection with any Benchmark Transition Event and Benchmark Replacement, that may adversely affect the value of and your return on the Floating Rate Notes. In particular, if a Benchmark Transition Event occurs with respect to the Floating Rate Notes, the applicable Benchmark Replacement will be determined in accordance with the Benchmark transition provisions described under “Description of Notes—Principal, Maturity and Interest—Floating Rate Notes—Effect of a Benchmark Transition Event,” and we or our designee can make certain adjustments in connection with the implementation of the applicable Benchmark Replacement. Moreover, certain determinations may require the exercise of discretion and the making of subjective judgments, such as with respect to the Benchmark Replacement or the occurrence or non-occurrence of a Benchmark Transition Event. Because the continuation of SOFR on the current basis, and in turn the calculation of Compounded SOFR, cannot and will not be guaranteed, and because the applicable Benchmark Replacement is uncertain, we or our designee are likely to exercise more discretion in respect of calculating interest payable on the Floating Rate Notes than would be the case in the absence of a Benchmark Transition Event.
Although we or our designee will exercise judgment in good faith when performing such functions, potential conflicts of interest may exist between us or our designee and you. All determinations, decisions and elections by us or our designee are in our or such designee’s sole discretion (subject to consultation with us and our right to object to any determinations, decisions and elections made by our designee) as further described under “Description of Notes—Principal, Maturity and Interest—Floating Rate Notes” and will be conclusive for all purposes and binding on us and holders of the Floating Rate Notes absent manifest error. Further, notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, all determinations, decisions and elections by us or our designee will become effective without consent from the holders of the applicable the Floating Rate Notes or any other party. These potentially subjective determinations may adversely affect the value of the Floating Rate Notes, the return on the Floating Rate Notes and the price at which you can sell the Floating Rate Notes.

USE OF PROCEEDS
We estimate the net proceeds from the sale of the Notes offered hereby will be approximately $12.88 billion, after deducting the underwriting discounts and estimated offering expenses and fees payable by us.
We intend to use a portion of the net proceeds of this offering to fund the cash consideration payable in connection with the Acquisitions and the fees and expenses in connection therewith and with this offering. We expect to use any remaining net proceeds from this offering for general corporate purposes. Pending such uses, the net proceeds from the offering of the Notes may be invested temporarily in short-term investments. The proceeds from this offering will not be deposited into an escrow account pending completion of the Karuna Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on the proceeds to secure any redemption of the Notes.
This offering is not contingent upon the completion of the Acquisitions, which, if completed, will occur, in each case, subsequent to the closing of this offering; however, if for any reason the Karuna Acquisition is not consummated by the Special Mandatory Redemption End Date or we notify the trustee under the indenture that we will not pursue consummation of the Karuna Acquisition, then we will be required to redeem each series of Notes, other than the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes, at a redemption price equal to 101% of the aggregate principal amount of such series of Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date. See “Description of Notes—Special Mandatory Redemption.” In the event of a Special Mandatory Redemption of the Notes, we intend to use the net proceeds of the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes for general corporate purposes.

CAPITALIZATION
The following table sets forth our capitalization as of December 31, 2023:
•	on an actual basis; and
•	on an as adjusted basis to give effect to the issuance of the Notes and the intended application of the estimated net proceeds as set forth in “Use of Proceeds.”
Actual amounts may vary from as adjusted amounts set forth below depending on several factors, including potential changes in our financing plans as a result of market conditions or the timing of the consummation of the Acquisitions. You should read the data set forth in the table below in conjunction with the “Use of Proceeds” section appearing elsewhere in this prospectus supplement and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited consolidated financial statements and the accompanying notes thereto, which are incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K for the year ended December 31, 2023. The as adjusted information set forth below may not reflect our cash, debt and capitalization in the future.
	As of December 31, 2023
	Actual	As Adjusted
(in millions)	(Unaudited)
Long-term debt(1)	$36,653	$49,653
Floating Rate Notes due 2026 offered hereby	—	500
4.950% Notes due 2026 offered hereby	—	1,000
4.900% Notes due 2027 offered hereby	—	1,000
4.900% Notes due 2029 offered hereby	—	1,750
5.100% Notes due 2031 offered hereby	—	1,250
5.200% Notes due 2034 offered hereby	—	2,500
5.500% Notes due 2044 offered hereby	—	500
5.550% Notes due 2054 offered hereby	—	2,750
5.650% Notes due 2064 offered hereby	—	1,750
Total long-term debt(2)	$36,653	$49,653
Total Bristol-Myers Squibb Company shareholders’ equity	$29,430	$29,430
Noncontrolling interest	55	55
Total equity	29,485	29,485
Total capitalization	$66,138	$79,138
(1)	Long-term debt at December 31, 2023 consisted of notes and debentures with maturities ranging from 2025 to 2097.
(2)
As of December 31, 2023, we had a five-year $5.0 billion revolving credit facility expiring in January 2028, which is extendable annually by one year with the consent of the lenders. In January 2024, we extended this credit facility to January 2029. Additionally, in February 2024, we entered into a $2.0 billion 364-day revolving credit facility. These facilities provide for customary terms and conditions with no financial covenants and may be used to provide backup liquidity for our commercial paper borrowings. No borrowings were outstanding under our five-year revolving credit facility as of December 31, 2023 and no borrowings were outstanding under any revolving credit facility as of February 13, 2024. In February 2024, we entered into a $10.0 billion 364-day senior unsecured delayed draw term loan facility to provide bridge financing for the Acquisitions. This facility would be drawn only if the Acquisitions close prior to the issuance of the Notes and, if drawn, would be repaid following such issuance. No amounts were outstanding under this facility as of February 13, 2024.

DESCRIPTION OF NOTES
The following summary of the particular terms of the Notes offered hereby supplements and, to the extent of any inconsistency therewith, replaces the description of the general terms and provisions of the securities set forth under the heading “Description of the Debt Securities” in the accompanying prospectus, to which description reference is hereby made. The following description is a summary and does not describe every aspect of the Notes and the indenture. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture.
General
Bristol Myers Squibb will issue each series of Notes as a series of debt securities under the indenture, dated as of June 1, 1993, as supplemented by a supplemental indenture relating to the Notes, between Bristol Myers Squibb and The Bank of New York Mellon (formerly “The Bank of New York”) as successor to The Chase Manhattan Bank, as trustee (the “Trustee”). For a description of the rights attaching to different series of debt securities under the indenture, see “Description of the Debt Securities” in the accompanying prospectus.
Bristol Myers Squibb will issue the Notes only in book-entry form, in denominations of $2,000 and integral multiples of $1,000 above that amount, through the facilities of DTC, and sales in book-entry form may be effected only through a participating member of DTC. See “—Global Securities” and “Book-Entry Issuance” below. The Notes will not be listed on any national securities exchange or included in any automated quotation system.
Ranking
The Notes will be our general, unsecured senior obligations, will rank equally in right of payment with all of our existing and future unsecured senior indebtedness and will rank senior in right of payment to all of our existing and future unsecured, subordinated indebtedness, will be effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and will be structurally subordinated to all of the existing and future indebtedness (including trade payables) of our subsidiaries (other than indebtedness and liabilities owed to us, if any).
Principal, Maturity and Interest
Fixed Rate Notes
The Fixed Rate Notes will be issued with the following terms:
Series of Notes	Initial Aggregate Principal Amount	Interest Rate (per annum)	Maturity Date	Interest Payment Dates(1)(2)	Record Dates(3)
2026 Notes	$1,000,000,000	4.950%	February 20, 2026	February 20 and August 20, beginning on August 20, 2024	February 1 or August 1
2027 Notes	$1,000,000,000	4.900%	February 22, 2027	February 22 and August 22, beginning on August 22, 2024	February 1 or August 1
2029 Notes	$1,750,000,000	4.900%	February 22, 2029	February 22 and August 22, beginning on August 22, 2024	February 1 or August 1
2031 Notes	$1,250,000,000	5.100%	February 22, 2031	February 22 and August 22, beginning on August 22, 2024	February 1 or August 1
2034 Notes	$2,500,000,000	5.200%	February 22, 2034	February 22 and August 22, beginning on August 22, 2024	February 1 or August 1
2044 Notes	$500,000,000	5.500%	February 22, 2044	February 22 and August 22, beginning on August 22, 2024	February 1 or August 1
2054 Notes	$2,750,000,000	5.550%	February 22, 2054	February 22 and August 22, beginning on August 22, 2024	February 1 or August 1
2064 Notes	$1,750,000,000	5.650%	February 22, 2064	February 22 and August 22, beginning on August 22, 2024	February 1 or August 1
(1)
For each series of Fixed Rate Notes, Bristol Myers Squibb will pay interest semi-annually in cash in arrears on each interest payment date beginning on the applicable date described above. Interest payable on each interest payment date will include interest accrued from February 22, 2024, or from the most recent interest payment date to which interest has been paid or duly provided for.

(2)
If any interest payment date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that interest payment date to the date of payment on the next succeeding Business Day. “Business Day” means, with respect to the Notes, any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close.

(3)
Bristol Myers Squibb will pay interest payable on any interest payment date to the person in whose name a Fixed Rate Note (or any predecessor note) is registered at the close of business on the record date that is immediately preceding the relevant interest payment date for such Fixed Rate Note.

Floating Rate Notes
The Floating Rate Notes will mature on February 20, 2026.
The Floating Rate Notes will bear interest at a floating rate, reset quarterly on each Floating Rate Interest Payment Date, equal to Compounded SOFR, plus 0.490%. In no event will the interest on the Floating Rate Notes be less than zero. Interest on the Floating Rate Notes will be payable quarterly in arrears on February 20, May 20, August 20 and November 20 of each year, beginning on May 20, 2024, and at maturity (each a “Floating Rate Interest Payment Date”), to holders of record as of the close of business on the date that is 15 calendar days prior to each Floating Rate Interest Payment Date. Interest on the Floating Rate Notes will accrue from and including the most recent Floating Rate Interest Payment Date or, if no interest has been paid, from the settlement date of the Floating Rate Notes. If the February 20, May 20, August 20 or November 20 of any year is not a Business Day, then the next succeeding Business Day will be the applicable Floating Rate Interest Payment Date and interest on the Floating Rate Notes will be paid on such next succeeding Business Day (unless such next succeeding Business Day falls in the succeeding calendar month, in which case the applicable Floating Rate Interest Payment Date will be the Business Day immediately preceding such February 20, May 20, August 20 or November 20, and interest on the Floating Rate Notes will be paid on such immediately preceding Business Day). If the maturity date of the Floating Rate Notes is not a Business Day, the payment of principal of, and interest on, the Floating Rate Notes will be made on the next succeeding Business Day, and no interest will accrue for the period from and after the maturity date.
The “initial Interest Period” means the period from and including the settlement date of the Floating Rate Notes to, but excluding, the first Floating Rate Interest Payment Date. Thereafter, each “Interest Period” means the period from and including a Floating Rate Interest Payment Date to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final Interest Period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date. Interest on the Floating Rate Notes will be computed on the basis of a 360-day year and the actual number of days in the Observation Period.
The interest rate for the initial Interest Period will be Compounded SOFR determined on May 18, 2024, plus 0.490%. Thereafter, the interest rate for any Interest Period will be Compounded SOFR, as determined on the applicable date that is the second U.S. Government Securities Business Day (as defined below) preceding such Floating Rate Interest Payment Date (the “Interest Determination Date”), plus a margin of 0.490%.
The Bank of New York Mellon, or its successor appointed by us, will act as calculation agent. We may change the calculation agent with respect to the Floating Rate Notes at any time without notice to the holders of the Floating Rate Notes. The interest rate and amount of interest to be paid on the Floating Rate Notes for each Interest Period will be determined by the calculation agent. All determinations made by the calculation agent shall, in the absence of manifest error, be conclusive for all purposes and binding on us and the holders of the Floating Rate Notes.
The amount of interest accrued and payable on the Floating Rate Notes for each Interest Period will be equal to the product of (i) the outstanding principal amount of the Floating Rate Notes multiplied by (ii) the product of (a) the Interest Rate for the relevant Interest Period multiplied by (b) the quotient of the actual number of calendar days in such Observation Period divided by 360.

As used herein the following terms have the meanings assigned to them:
“Compounded SOFR” means, with respect to any Interest Period, the rate computed in accordance with the following formula set forth below (and the resulting percentage will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (e.g., 9.753973% (or .09753973) being rounded down to 9.75397% (or .0975397) and 9.753978% (or .09753978) being rounded up to 9.75398% (or .0975398)):

where:
“SOFR IndexStart” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the first date of the relevant Interest Period;
“SOFR IndexEnd” is the SOFR Index value for the day that is two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date relating to such Interest Period; and
“dc” is the actual number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (the actual number of calendar days in the applicable Observation Period).
For purposes of determining Compounded SOFR, “SOFR Index” means, with respect to any U.S. Government Securities Business Day:
(1)
the SOFR Index value as published by the New York Federal Reserve as such index appears on the New York Federal Reserve’s Website at 3:00 p.m. (New York time) on such U.S. Government Securities Business Day (the “SOFR Determination Time”); provided that:

(2)	if a SOFR Index value does not so appear as specified in clause (1) above at the SOFR Determination Time, then:
(i)
if a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have not occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “SOFR Index Unavailable” provisions described below; or

(ii)
if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR, then Compounded SOFR shall be the rate determined pursuant to the “Effect of a Benchmark Transition Event” provisions described below.

“New York Federal Reserve” means the Federal Reserve Bank of New York (or a successor administrator of the Secured Overnight Financing Rate).
“New York Federal Reserve’s Website” means the website of the New York Federal Reserve, currently at http://www.newyorkfed.org, or any successor source.
“Observation Period” means, in respect of each Interest Period, the period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the settlement date of the Floating Rate Notes to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date.
“Secured Overnight Financing Rate” or “SOFR” means the daily secured overnight financing rate as provided by the New York Federal Reserve on the New York Federal Reserve’s Website.
“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.
Notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, if we or our designee determine on or prior to the relevant Reference Time (as defined below) that a Benchmark

Transition Event and its related Benchmark Replacement Date have occurred with respect to determining Compounded SOFR, then the benchmark replacement provisions set forth below under “—Effect of Benchmark Transition Event” will thereafter apply to all determinations of the rate of interest payable on the Floating Rate Notes.
SOFR and the SOFR Index
SOFR is published by the New York Federal Reserve and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities.
The SOFR Index is published by the New York Federal Reserve and measures the cumulative impact of compounding SOFR on a unit of investment over time, with the initial value set to 1.00000000 on April 2, 2018, the first value date of SOFR. The SOFR Index value reflects the effect of compounding SOFR each business day and allows the calculation of compounded SOFR averages over custom time periods.
The New York Federal Reserve notes on its publication page for the SOFR Index that use of the SOFR Index is subject to important limitations, indemnification obligations and disclaimers, including that the New York Federal Reserve may alter the methods of calculation, publication schedule, rate revision practices or availability of the SOFR Index at any time without notice. The interest rate for any Interest Period will not be adjusted for any modifications or amendments to the SOFR Index or SOFR data that the New York Federal Reserve may publish after the interest rate for that Interest Period has been determined.
SOFR Index Unavailable
If a SOFR IndexStart or SOFR IndexEnd is not published on the associated Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to the Secured Overnight Financing Rate, “Compounded SOFR” means, for the applicable Interest Period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the New York Federal Reserve’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily Secured Overnight Financing Rate (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the New York Federal Reserve’s Website.
Effect of a Benchmark Transition Event
If we or our designee determine on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Floating Rate Notes in respect of all determinations on such date and for all determinations on all subsequent dates.
In connection with the implementation of a Benchmark Replacement, we or our designee will have the right to make Benchmark Replacement Conforming Changes from time to time.
Any determination, decision or election that may be made by us or our designee pursuant to this section, including a determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:
(1)	will be conclusive and binding absent manifest error;
(2)	if made by us, will be made in our sole discretion;
(3)	if made by our designee, will be made after consultation with us, and such designee will not make any such determination, decision or election to which we object; and
(4)
notwithstanding anything to the contrary in the documentation relating to the Floating Rate Notes, shall become effective without consent from the holders of the Floating Rate Notes or any other party.

As used herein the following terms have the meanings assigned to them:
“Benchmark” means, initially, Compounded SOFR, as such term is defined above; provided that if we or our designee determine on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Compounded SOFR (or the published daily SOFR Index used in the calculation thereof) or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.
“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the sum of (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	the sum of (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or
(3)
the sum of (a) the alternate rate of interest that has been selected by us or our designee as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee as of the Benchmark Replacement Date:
(1)
the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or
(3)
the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors and other administrative matters) that we or our designee decide may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee decide that adoption of any portion of such market practice is not administratively feasible or if we or our designee determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee determine is reasonably practicable).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):
(1)
in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying such Benchmark.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):
(1)
a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)
a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.
“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.
“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR, the time determined by us or our designee after giving effect to the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body” means the Federal Reserve Board and/or the New York Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve Board and/or the New York Federal Reserve or any successor thereto.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
Paying Agent
The Trustee will initially act as paying agent and security registrar for the Notes. Bristol Myers Squibb may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.
Global Securities
The Notes of each series will each be represented by one or more global securities registered in the name of a nominee of DTC. Bristol Myers Squibb will issue the Notes in denominations of $2,000 and integral multiples of $1,000 above that amount. Bristol Myers Squibb will deposit the global securities with DTC or its custodian and will register the global securities in the name of DTC’s nominee. See “Description of the Debt Securities—General—Global Securities” in the accompanying prospectus and “—Book-Entry Issuance” below.

Optional Redemption of the Notes
Bristol Myers Squibb may not redeem the Floating Rate Notes at its option prior to maturity.
Prior to maturity, in the case of the 2026 Notes, and prior to the applicable Par Call Date (as defined below), in the case of the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes, Bristol Myers Squibb may redeem any series of Fixed Rate Notes at its option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(i)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the applicable series of Fixed Rate Notes to be redeemed matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus the applicable Make-Whole Spread set forth in the table below less (b) interest accrued to the date of redemption, and

(ii)	100% of the principal amount of the notes to be redeemed,
plus, in either case, accrued and unpaid interest thereon to the redemption date.
For purposes hereof, “Par Call Date” in respect of the 2027 Notes, the 2029 Notes, the 2031 Notes, the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes shall mean the date set forth under the heading “Par Call Date” below across from the name of such series of Fixed Rate Notes.
Series of Fixed Rate Notes	Par Call Date	Make-Whole Spread
2026 Notes	N/A	+10 bps
2027 Notes	January 22, 2027 (one month prior to the maturity date of such notes)	+10 bps
2029 Notes	January 22, 2029 (one month prior to the maturity date of such notes)	+15 bps
2031 Notes	December 22, 2030 (two months prior to the maturity date of such notes)	+15 bps
2034 Notes	November 20, 2033 (three months prior to the maturity date of such notes)	+15 bps
2044 Notes	August 22, 2043 (six months prior to the maturity date of such notes)	+15 bps
2054 Notes	August 22, 2053 (six months prior to the maturity date of such notes)	+20 bps
2064 Notes	August 22, 2063 (six months prior to the maturity date of such notes)	+20 bps
On or after the applicable Par Call Date, we may, at our option, redeem any series of Fixed Rate Notes, other than the 2026 Notes, in whole or in part, at any time and from time to time, at an applicable redemption price equal to 100% of the principal amount of each Fixed Rate Notes to be redeemed plus accrued and unpaid interest on the applicable series of Fixed Rate Notes to be redeemed to, but not including, the date of redemption.
As used in this prospectus supplement:
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs. The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities– Nominal” (or any successor caption or heading). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the

Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15. shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third Business Day preceding the redemption date H.15 or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, Bristol Myers Squibb shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. We will notify the Trustee of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible or liable for any calculation of the redemption price or of any component thereof, or for determining whether manifest error has occurred.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each registered holder of Fixed Rate Notes to be redeemed.
In the case of a partial redemption, selection of the Fixed Rate Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No Fixed Rate Notes of a principal amount of $2,000 or less will be redeemed in part. If any Fixed Rate Note is to be redeemed in part only, the notice of redemption that relates to the Fixed Rate Note will state the portion of the principal amount of the note to be redeemed.
Except in the case of global notes, a new Fixed Rate Note in a principal amount equal to the unredeemed portion of the Fixed Rate Note will be issued in the name of the holder of the Fixed Rate Note upon surrender for cancellation of the original Fixed Rate Note. In the case of global notes, DTC will determine the allocation of the redemption price among beneficial owners in such global notes in accordance with DTC’s applicable procedures. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Fixed Rate Notes or portions thereof called for redemption.
Special Mandatory Redemption
If (i) the Karuna Acquisition is not consummated on or before the later of (x) June 30, 2025 and (y) the date that is five Business Days after any later date to which the “End Date” as set forth in the Karuna Merger Agreement may be extended pursuant to the terms of the Karuna Merger Agreement (the “Special Mandatory Redemption End Date”), which date shall be set forth in an Officer’s Certificate and delivered to the Trustee prior to the close of business on June 30, 2025 or (ii) we notify the Trustee that we will not pursue consummation of the Karuna Acquisition (any such event, a “Special Mandatory Redemption Event”), then we will be required to redeem each series of Notes (the “Special Mandatory Redemption”), other than the 2034 Notes, the 2044 Notes, the 2054 Notes and the 2064 Notes, at a redemption price equal to 101% of the aggregate principal amount of such series of Notes plus accrued and unpaid interest, if any, to, but excluding, the Special Mandatory Redemption Date (as defined herein) (subject to the right of holders of record as of the close of business on the relevant record date for such series of Notes to receive interest due on an interest payment date for such series of Notes falling prior to the Special Mandatory Redemption Date) (the “Special Mandatory Redemption Price”). Unless we default in payment of the Special Mandatory Redemption Price, on and after such Special Mandatory Redemption Date, interest will cease to accrue on the Notes to be redeemed.
In the event we become obligated to redeem the Notes of any series pursuant to the Special Mandatory Redemption, we will promptly, and in any event not more than 10 Business Days after the Special Mandatory Redemption Event, deliver notice to the Trustee of the Special Mandatory Redemption and the date upon which such Notes will be redeemed (the “Special Mandatory Redemption Date”), which date shall be no later than the tenth Business Day following the date of such notice unless some longer minimum period may be required by DTC (or any successor depositary), together with a notice of Special Mandatory Redemption for the Trustee to deliver to each registered holder of Notes to be redeemed. The Trustee will then reasonably promptly mail or electronically deliver (or otherwise transmit in accordance with the depositary’s procedures) such notice of Special Mandatory Redemption to each registered holder of Notes to be redeemed.
On or before the Special Mandatory Redemption Date, we will pay to a paying agent for payment to each holder of the Notes of the applicable series the applicable Special Mandatory Redemption Price for such holder’s Notes to be redeemed.
The proceeds from this offering will not be deposited into an escrow account pending completion of the Karuna Acquisition or any Special Mandatory Redemption, nor will we be required to grant any security interest or other lien on the proceeds to secure any redemption of the Notes.
Upon the consummation of the Karuna Acquisition, the foregoing provisions regarding Special Mandatory Redemption will cease to apply. For the purposes of the foregoing, the Karuna Acquisition will be deemed consummated if the closing under the Karuna Merger Agreement occurs, including after giving effect to any amendments or modifications to the Karuna Merger Agreement or waivers thereunder.
For purposes of this Description of Notes, the following definitions apply:
“Karuna” means Karuna Therapeutics, Inc.
“Karuna Acquisition” means the acquisition by Bristol Myers Squibb of Karuna Therapeutics, Inc., pursuant to the Karuna Merger Agreement.
“Karuna Merger Agreement” means the Agreement and Plan of Merger, dated December 22, 2023, among Karuna, Bristol Myers Squibb and Miramar Merger Sub Inc., as may be amended or modified or any provision thereof waived.
Sinking Fund
There is no sinking fund.
Defeasance
The Notes are subject to our ability to choose “Legal Defeasance” and “Covenant Defeasance” as described under the caption “Description of the Debt Securities—Defeasance and Covenant Defeasance” in the accompanying prospectus.
Definitive Securities
A permanent global security is exchangeable for definitive Notes of the relevant series only as described under “Description of the Debt Securities—Global Securities—Special Situation When a Global Security Will Be Terminated” in the accompanying prospectus.
Additional Issues
Bristol Myers Squibb may from time to time, without notice to or the consent of the holders of the Notes, increase the initial aggregate principal amount of each series of Notes by creating and issuing additional notes ranking equally and ratably with such series of Notes in all respects, or in all respects except for the issue date, the public offering price, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those additional notes. Any additional issuance of notes of each series of Notes will be consolidated and form a single series with such series of Notes having the same terms as to status, redemption or otherwise as such series of Notes, and will be intended to be fungible with such series of Notes for U.S. federal income tax purposes. If any additional notes are not fungible with an existing series of Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number. Any additional notes will be issued by or pursuant to a resolution of our board of directors or a supplement to the indenture.
Certain Covenants
Covenants Generally
Pursuant to the terms of indenture the restrictive covenants summarized below will apply (unless waived or amended) so long as any of the Notes are outstanding. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.
Limitation on Liens. We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:
•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;
•	mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary;
•
mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;
•	any mortgages and liens securing industrial development, pollution control or similar revenue bonds;
•	with respect to any series of Notes, any lien existing on the date of issuance of such Notes;
•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

•
mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 15% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the “Limitation on Liens” covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the Trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.
General. The covenants described above generally only restrict our ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of our Consolidated Net Tangible Assets and which our board of directors believes are of material importance to our business (see the definition of “Restricted Property” below). Other than the restrictions on liens and Sale and Leaseback Transactions described above, the indenture and the Notes do not contain any covenants or other provisions designed to protect holders of the Notes in the event of a highly leveraged transaction involving Bristol Myers Squibb.
Definitions
We have summarized below definitions of some of the terms used in the indenture. In the definitions, all references to “us,” “we” or “our” mean Bristol-Myers Squibb Company only.
“Consolidated Net Tangible Assets” means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” means:
•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;
•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and
•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.
“Funded Debt” means:
•	our Debt or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and
•	Debt classified as long-term debt under generally accepted accounting principles.
The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.
“Officers’ Certificate” or “Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee. Wherever the indenture requires that an Officers’ Certificate or Officer’s Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in the indenture).
“Restricted Property” means:
•
any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our board of directors’ opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.
In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.

“Sale And Leaseback Transaction” means any arrangement pursuant to which we or any Subsidiary leases from another person any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than:
•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;
•	leases between us and a Subsidiary or between Subsidiaries;
•
leases executed by the time of, or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Subsidiary” means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.
Reports by Bristol Myers Squibb
Bristol Myers Squibb will:
(1)
file with the Trustee, within 15 days after Bristol Myers Squibb is required to file the same with the Securities and Exchange Commission (the “SEC”), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which Bristol Myers Squibb may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if Bristol Myers Squibb is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(2)
file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by Bristol Myers Squibb with the conditions and covenants of the indenture as may be required from time to time by such rules and regulations; and

(3)
transmit by mail to all holders of the Notes, as their names and addresses appear in the security register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by Bristol Myers Squibb pursuant to paragraphs (1) and (2) above as may be required by rules and regulations prescribed from time to time by the SEC.

Notwithstanding anything to the contrary set forth above, if Bristol Myers Squibb has furnished to the holders of Notes or filed with the SEC the reports, information and documents described in the preceding paragraphs within the time periods described above, Bristol Myers Squibb shall be deemed to be in compliance with the provisions of this covenant; provided that, for any reports, information or documents that are required to be filed with the Trustee pursuant to this covenant, Bristol Myers Squibb shall have notified the Trustee within 15 days after Bristol Myers Squibb is required to file the same with the SEC that such reports, information or documents are publicly available on the SEC’s EDGAR database (or such other filing system then maintained by the SEC). Delivery or deemed delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt or deemed receipt of them shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein (including Bristol Myers Squibb’s compliance with any of its covenants under the indenture as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).
Events of Default, Notice and Waiver
If a specified event of default for any series of Notes occurs and continues, the Trustee or the holders of at least 25% in principal amount of the Notes of the series may declare the entire principal amount of all the Notes of that series to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the Notes of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the Notes.
The indenture defines an event of default in connection with any series of Notes as one or more of the following events:
•	we fail to pay the principal of or any premium on such debt security when due;
•	we fail to deposit any sinking fund payment on such series when due;
•	we fail to pay interest when due on such series for 30 days after it is due;
•
we fail to perform any other covenant in the indenture related to the Notes of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities) from the Trustee or by holders of at least 25% in principal amount of the Notes of such series (provided that such notice may not be given with respect to any action taken, and reported publicly or to holders of the Notes, more than two years prior to such notice; provided, further, that the Trustee shall have no obligation to determine when or if any holders have been notified of any such action or to track when such two-year period starts or concludes);

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.
In addition, failure to make the Special Mandatory Redemption, if required in accordance with the terms described under “—Special Mandatory Redemption,” will constitute an event of default with respect to the applicable series of Notes subject to Special Mandatory Redemption.
Any time period in the indenture to cure any actual or alleged default with respect to the Notes or event of default may be extended or stayed by a court of competent jurisdiction to the extent such actual or alleged default or event of default is the subject of litigation.
A default under our other indebtedness will not be a default under the indenture, and a default under one series of Notes will not necessarily be a default under another series.
The indenture requires the Trustee to give the holders of a series of Notes notice of a default for that series within 90 days unless the default is cured or waived. However, the Trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The Trustee may not, however, withhold this notice in the case of a payment default.
Other than its duties in case of a default, the Trustee is not obligated to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of Notes, unless the holders have offered to the Trustee reasonable indemnification.
If such indemnification is provided, the holders of a majority in principal amount of outstanding Notes of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred on the Trustee.
The indenture includes a covenant that we will deliver within 120 days after the end of each fiscal year to the Trustee a certificate of no default, or specifying the nature and status of any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

BOOK-ENTRY ISSUANCE
The Notes of each series will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes directly through DTC. Except under circumstances described below, the Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.
So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have Notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the indenture.
Principal and interest payments on Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of us, the trustee or any paying agent or registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.
We expect that the depositary for the Notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interest in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.
If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the global notes. We will also issue Notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the Notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the Notes represented by the global notes and, in that event, will issue Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $2,000 and integral multiples of $1,000 above that amount, unless otherwise specified by us. Notes in definitive form can be transferred by presentation for registration to the registrar at its New York offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes in definitive form.
DTC
The depositary advises as follows:
•	DTC is:
•	a limited-purpose trust company organized under the New York Banking Law,
•	a “banking organization” within the meaning of the New York Banking Law,
•	a member of the Federal Reserve System,
•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and
•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act;

•
DTC holds securities that its participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates;

•	Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations;
•
DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries; and

•
Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.

The rules applicable to DTC and its participants are on file with the SEC.
The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include both U.S. and non-U.S. securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, U.S. and non-U.S. brokers, dealers, trust companies, clearing corporations and certain other organizations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly.
According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Global Clearance and Settlement Procedures
Initial settlement for the Notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.
Notices
Notices to holders of the Notes will be sent by mail to the registered holders, whether the Notes are in global or definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices to holders of Notes represented by a beneficial interest in the global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.
Euroclear and Clearstream
Investors may hold interests in the Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems.
Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries, which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.
The following is based on information furnished by Euroclear or Clearstream, as the case may be. Euroclear has advised us that:
•
It was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;
•	Euroclear is operated by Euroclear Bank S.A./ N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);
•
The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offering by this general prospectus supplement;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly;
•
Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law (collectively, the “Terms and Conditions”);

•
The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants; and

•
Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:
•
It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates;

•
Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a registered bank in Luxembourg, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier);
•
Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters;

•
Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly; and

•
Distributions with respect to interests in the notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, the underwriters nor the trustee or the paying agent take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear Participants and Clearstream Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.
Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream Participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its respective U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear Participants or Clearstream Participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear Participant or a Clearstream Participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a general discussion of the material U.S. federal income tax considerations applicable to U.S. holders and non-U.S. holders (each as defined below) with respect to the ownership and disposition of Notes acquired in this offering, but it does not purport to be a complete analysis of all the potential tax considerations. This discussion is limited to the U.S. federal income tax consequences relevant to holders that acquire Notes in an applicable series in the initial offering at their original “issue price” (i.e., the first price at which a substantial part of such series of Notes is sold for cash to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and hold them as “capital assets” within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). This discussion does not address tax consequences relevant to subsequent purchasers of the Notes. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial decisions and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof and all of which are subject to change or differing interpretations, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is for general information only and does not purport to address all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their particular circumstances and does not apply to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:
•	banks or other financial institutions;
•	dealers in securities or currencies;
•	traders in securities that elect to apply a mark-to-market method of accounting;
•	insurance companies, tax-exempt entities or arrangements, grantor trusts;
•	entities or arrangements treated as partnerships for U.S. federal income tax purposes or other flow-through entities (and investors therein);
•	subchapter S corporations;
•	retirement plans, individual retirement accounts or other tax-deferred accounts;
•	real estate investment trusts, regulated investment companies;
•	holders liable for the alternative minimum tax;
•	persons subject to the base erosion and anti-abuse tax;
•	persons subject to rules under Section 1061 of the Code;
•	certain former citizens or former long-term residents of the United States or entities covered by the anti-inversion rules under the Code;
•	persons who actually or constructively own more than 5% of Bristol Myers Squibb common stock;
•	U.S. holders having a “functional currency” other than the U.S. dollar;
•	holders who hold Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction;
•	“controlled foreign corporations” and “passive foreign investment companies”; and
•
persons who are subject to special accounting rules (including rules requiring them to accelerate the recognition of any item of gross income with respect to the Notes as a result of such income being recognized on an applicable financial statement).

This discussion also does not address any considerations under U.S. federal tax laws other than those pertaining to the income tax, nor does it address any considerations under any state, local or non-U.S. tax laws. In addition, this discussion does not address the tax consequences of the ownership and disposition of the Notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010. Prospective investors should consult with their own tax advisors as to the particular tax consequences to them of the ownership and disposition of the Notes, including with respect to the applicability and effect of any U.S. federal, state, local or non-U.S. income tax laws or any tax treaty, and any changes (or proposed changes) in tax laws or interpretations thereof.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a person treated as a partner in such partnership generally will depend on the status of the partner and the activities of the partners and the partnership. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding Notes should consult his, her or its tax advisor regarding the tax consequences of the ownership and disposition of Notes in any applicable series.
THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE OWNERSHIP AND DISPOSITION OF THE NOTES. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF ANY APPLICABLE SERIES OF NOTES, INCLUDING WITH RESPECT TO THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL OR NON-U.S. INCOME TAX LAWS OR ANY TAX TREATY.
The terms of each series of Notes provide for payments by us in excess of stated interest or principal, or prior to their scheduled payment dates, under certain circumstances. The possibility of such payments may implicate special rules under Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, the possibility that such payments of excess or accelerated amounts will be made will not affect the amount of income a holder recognizes in advance of the payment of such excess or accelerated amounts if there is only a remote chance as of the date the applicable series of Notes are issued that such payments will be made.
Although the issue is not free from doubt, we intend to take the position that the likelihood that such payments will be made is remote within the meaning of the applicable Treasury regulations. Our position that these contingencies are remote is binding on a holder unless such holder discloses its contrary position to the IRS in the manner required by applicable Treasury regulations. Our position is not, however, binding on the IRS, and if the IRS were to challenge this position successfully, a holder might be required to, among other things, accrue interest income based on a projected payment schedule and comparable yield determined at the time of the issuance of the applicable series of Notes, which may be in excess of stated interest, and treat as ordinary income rather than capital gain any income realized on the taxable disposition of a Note in such series. In the event a contingency described above occurs, it could affect the amount, timing and character of the income or loss recognized by a holder. Prospective holders should consult their own tax advisors regarding the tax consequences if the applicable series of Notes were treated as contingent payment debt instruments. The remainder of this discussion assumes that no series of Notes will be considered contingent payment debt instruments.
U.S. Holders
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (a) if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Payments of Interest
It is anticipated, and this discussion assumes, that the issue price of the Notes in each series will be equal to the stated principal amount or, if the issue price is less than the stated principal amount, the difference will be less than a de minimis amount (as set forth in the Code and applicable Treasury regulations). Accordingly, interest on a Note in each series generally will be taxable to a U.S. holder as ordinary interest income at the time it is received or accrued, in accordance with the U.S. holder’s regular method of accounting for U.S. federal income tax purposes.
A “Variable Rate Note” is a Note that
(1)	has an issue price that does not exceed the total noncontingent principal payments on such note by more than the lesser of:
(a)	the product of:
•	the total noncontingent principal payments;
•	the number of complete years to maturity from the issue date; and
•	0.015; or
(b)	15 percent of the total noncontingent principal payments; and
(2)	does not provide for stated interest other than stated interest compounded or paid at least annually at:
(a)	one or more “qualified floating rates;”
(b)	a single fixed rate and one or more qualified floating rates;
(c)	a single “objective rate;” or
(d)	a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”
A qualified floating rate or objective rate in effect at any time during the term of the instrument must be set at a “current value” of that rate. A “current value” of a rate is the value of the rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.
A variable rate is a “qualified floating rate” if
(1)	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds; or
(2)	it is equal to the product of such a rate and either:
(a)	a fixed multiple that is greater than 0.65 but not more than 1.35; or
(b)	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate.
A rate is not a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the applicable series of Notes or are not reasonably expected to significantly affect the yield on such series of Notes. Under these rules, based on the manner in which the interest rates on the Floating Rate Notes are determined, we expect that the Floating Rate Notes will be treated as bearing a “qualified floating rate” of interest. Therefore, based on the expected issue price and terms of the Floating Rate Notes, the Floating Rate Notes will be treated as Variable Rate Notes, and the remainder of this discussion assumes such treatment.
In general, if a series of Variable Rate Notes, like the Floating Rate Notes, provides for stated interest at a single qualified floating rate, and the interest is unconditionally payable in cash at least annually, all stated interest on the Variable Rate Note is qualified stated interest that is taxable to the holder in accordance with the holder’s method of accounting as described above.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
A U.S. holder generally will recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a Note equal to the difference, if any, between (i) the sum of the cash and the fair market value of any property received on such disposition (other than amounts properly attributable to accrued but unpaid interest, which amounts will be treated as interest income as described above under “—Payments of Interest”) and (ii) such U.S. holder’s adjusted tax basis in the Note. A U.S. holder’s adjusted tax basis in a Note generally will be equal to the amount that such U.S. holder paid for the Note. Any gain or loss recognized on a sale, exchange, redemption or other taxable disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss, if, at the time of such disposition, the U.S. holder has held the Note for a period of more than one year. Long-term capital gains of non-corporate U.S. holders are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Information reporting generally will apply to payments of interest on the Notes and to the proceeds of a sale or other taxable disposition of a Note paid to a U.S. holder unless the U.S. holder is an exempt recipient. U.S. federal backup withholding (currently, at a rate of 24%) generally will apply to such payments if the U.S. holder fails to provide the applicable withholding agent with a properly completed and executed IRS Form W-9 providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or to otherwise establish an exemption.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS.
Non-U.S. Holders
For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of a Note that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
Payments of Interest
Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—Additional Withholding Requirements under the Foreign Account Compliance Act,” payments of interest on the Notes to a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax under the “portfolio interest exemption,” provided that:
•
such interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (or, if required by an applicable income tax treaty, is not attributable to a permanent establishment of the non-U.S. holder in the United States);

•
the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of the Code and applicable Treasury regulations;

•	the non-U.S. holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and
•
either (i) the beneficial owner of the Notes provides the applicable withholding agent with a properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS form), as applicable, certifying, under penalties of perjury, that such beneficial owner is not a “U.S. person” (as defined in the Code) and providing such beneficial owner’s name and address or (ii) a financial institution that holds the Notes on behalf of the beneficial owner certifies to the applicable withholding agent, under penalties of perjury, that it has received such properly completed and executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, from the beneficial owner and provides the applicable withholding agent with a copy thereof.

If a non-U.S. holder cannot satisfy the requirements of the “portfolio interest exemption” described above, payments of interest made to the non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty, unless such interest is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) and such non-U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-8ECI (or other applicable IRS Form). In order to claim an exemption from or reduction of withholding under an applicable income tax treaty, a non-U.S. holder generally must furnish to the applicable withholding agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS Form). Non-U.S. holders eligible for an exemption from or reduced rate of U.S. federal withholding tax under an applicable income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. holders should consult their own tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the requirements for claiming any such benefits.
Interest paid to a non-U.S. holder that is effectively connected with such non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States) generally will not be subject to U.S. federal withholding tax, provided that the non-U.S. holder complies with applicable certification and other requirements. Instead, such interest generally will be subject to U.S. federal income tax on a net income basis and at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Sale, Exchange, Redemption or Other Taxable Disposition of the Notes
Subject to the discussion below under “—Information Reporting and Backup Withholding,” except with respect to accrued and unpaid interest (which will be treated as described above under “—Non-U.S. Holders—Payments of Interest”), a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale, exchange, redemption or other taxable disposition of a Note unless:
•
such gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the non-U.S. holder in the United States); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.
Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. person. A non-U.S. holder that is a corporation also may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) of its “effectively connected earnings and profits” for the taxable year, subject to certain adjustments.
Gain described in the second bullet point above generally will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S.-source capital losses, if any, of the non-U.S. holder.
Information Reporting and Backup Withholding
Generally, we must report annually to the IRS and to each non-U.S. holder the amount of interest paid to such non-U.S. holder and the amount of tax, if any, withheld with respect to such payments. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty. This information may also be made available to the tax authorities in the country in which a non-U.S. holder resides or is established pursuant to the provisions of a treaty or agreement with those tax authorities.
U.S. backup withholding tax (currently, at a rate of 24%) is imposed on certain payments to persons that fail to furnish the information required under the U.S. information reporting rules. Interest paid to a non-U.S. holder generally will be exempt from backup withholding if the non-U.S. holder provides the applicable withholding agent with a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), or otherwise establishes an exemption.
Under Treasury regulations, the payment of proceeds from the disposition of a Note by a non-U.S. holder effected at a U.S. office of a broker generally will be subject to information reporting and backup withholding, unless the non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. The payment of proceeds from the disposition of Notes by a non-U.S. holder effected at a non-U.S. office of a U.S. broker or a non-U.S. broker with certain specified U.S. connections generally will be subject to information reporting (but not backup withholding) unless such non-U.S. holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or other applicable IRS form), certifying such non-U.S. holder’s non-U.S. status or by otherwise establishing an exemption. Backup withholding will apply if the disposition is subject to information reporting and the broker has actual knowledge that the non-U.S. holder is a U.S. person.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that the required information is furnished timely to the IRS. Non-U.S. holders should consult their own tax advisors regarding the application of these rules to their particular circumstances.
Additional Withholding Requirements under the Foreign Account Tax Compliance Act
Withholding at a rate of 30% generally will be required in certain circumstances on interest payable on certain debt instruments that are held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and applicable foreign country may modify these requirements. Accordingly, the entity through which a debt instrument is held may affect the determination of whether such withholding is required. Similarly, interest payable on certain debt instruments held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions generally will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn provide to the United States Department of the Treasury. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from asset dispositions.

UNDERWRITING
Citigroup Global Markets Inc., BofA Securities, Inc., Wells Fargo Securities, LLC and Mizuho Securities USA LLC are acting as joint book-running managers of the offering and as representatives of the underwriters named below.
Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally, and not jointly, agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of Notes set forth opposite the underwriter’s name.
Underwriter	Principal Amount of Floating Rate Notes	Principal Amount of 2026 Notes	Principal Amount of 2027 Notes	Principal Amount of 2029 Notes	Principal Amount of 2031 Notes	Principal Amount of 2034 Notes	Principal Amount of 2044 Notes	Principal Amount of 2054 Notes	Principal Amount of 2064 Notes
Citigroup Global Markets Inc.	$67,500,000	$135,000,000	$135,000,000	$236,250,000	$168,750,000	$337,500,000	$67,500,000	$371,250,000	$236,250,000
BofA Securities, Inc.	67,500,000	135,000,000	135,000,000	236,250,000	168,750,000	337,500,000	67,500,000	371,250,000	236,250,000
Wells Fargo Securities, LLC	44,500,000	89,000,000	89,000,000	155,750,000	111,250,000	222,500,000	44,500,000	244,750,000	155,750,000
Mizuho Securities USA LLC	39,250,000	78,500,000	78,500,000	137,375,000	98,125,000	196,250,000	39,250,000	215,875,000	137,375,000
Barclays Capital Inc.	28,500,000	57,000,000	57,000,000	99,750,000	71,250,000	142,500,000	28,500,000	156,750,000	99,750,000
J.P. Morgan Securities LLC	28,500,000	57,000,000	57,000,000	99,750,000	71,250,000	142,500,000	28,500,000	156,750,000	99,750,000
Morgan Stanley & Co. LLC	28,500,000	57,000,000	57,000,000	99,750,000	71,250,000	142,500,000	28,500,000	156,750,000	99,750,000
Deutsche Bank Securities Inc.	20,250,000	40,500,000	40,500,000	70,875,000	50,625,000	101,250,000	20,250,000	111,375,000	70,875,000
MUFG Securities Americas Inc.	20,250,000	40,500,000	40,500,000	70,875,000	50,625,000	101,250,000	20,250,000	111,375,000	70,875,000
SMBC Nikko Securities America, Inc.	20,250,000	40,500,000	40,500,000	70,875,000	50,625,000	101,250,000	20,250,000	111,375,000	70,875,000
Standard Chartered Bank	20,250,000	40,500,000	40,500,000	70,875,000	50,625,000	101,250,000	20,250,000	111,375,000	70,875,000
U.S. Bancorp Investments, Inc.	20,250,000	40,500,000	40,500,000	70,875,000	50,625,000	101,250,000	20,250,000	111,375,000	70,875,000
BNP Paribas Securities Corp.	16,000,000	32,000,000	32,000,000	56,000,000	40,000,000	80,000,000	16,000,000	88,000,000	56,000,000
HSBC Securities (USA) Inc.	16,000,000	32,000,000	32,000,000	56,000,000	40,000,000	80,000,000	16,000,000	88,000,000	56,000,000
SG Americas Securities, LLC	16,000,000	32,000,000	32,000,000	56,000,000	40,000,000	80,000,000	16,000,000	88,000,000	56,000,000
UBS Securities LLC	16,000,000	32,000,000	32,000,000	56,000,000	40,000,000	80,000,000	16,000,000	88,000,000	56,000,000
Scotia Capital (USA) Inc.	12,500,000	25,000,000	25,000,000	43,750,000	31,250,000	62,500,000	12,500,000	68,750,000	43,750,000
PNC Capital Markets LLC	10,000,000	20,000,000	20,000,000	35,000,000	25,000,000	50,000,000	10,000,000	55,000,000	35,000,000
CAVU Securities LLC	1,900,000	3,800,000	3,800,000	6,650,000	4,750,000	9,500,000	1,900,000	10,450,000	6,650,000
R. Seelaus & Co., LLC	1,900,000	3,800,000	3,800,000	6,650,000	4,750,000	9,500,000	1,900,000	10,450,000	6,650,000
Drexel Hamilton, LLC	1,500,000	3,000,000	3,000,000	5,250,000	3,750,000	7,500,000	1,500,000	8,250,000	5,250,000
Roberts & Ryan, Inc.	1,350,000	2,700,000	2,700,000	4,725,000	3,375,000	6,750,000	1,350,000	7,425,000	4,725,000
Samuel A. Ramirez & Company, Inc.	1,350,000	2,700,000	2,700,000	4,725,000	3,375,000	6,750,000	1,350,000	7,425,000	4,725,000
Total	$500,000,000	$1,000,000,000	$1,000,000,000	$1,750,000,000	$1,250,000,000	$2,500,000,000	$500,000,000	$2,750,000,000	$1,750,000,000

The underwriting agreement provides that the obligations of the underwriters to purchase the Notes included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the Notes if they purchase any of the Notes. The offering of the Notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed 0.125% of the principal amount of the Floating Rate Notes, 0.125% of the principal amount of the 2026 Notes, 0.150% of the principal amount of the 2027 Notes, 0.225% of the principal amount of the 2029 Notes, 0.250% of the principal amount of the 2031 Notes, 0.275% of the principal amount of the 2034 Notes, 0.450% of the principal amount of the 2044 Notes, 0.500% of the principal amount of the 2054 Notes and 0.500% of the principal amount of the 2064 Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price not to exceed 0.075% of the principal amount of the Floating Rate Notes, 0.075% of the principal amount of the 2026 Notes, 0.100% of the principal amount of the 2027 Notes, 0.125% of the principal amount of the 2029 Notes, 0.150% of the principal amount of the 2031 Notes, 0.175% of the principal amount of the 2034 Notes, 0.300% of the principal amount of the 2044 Notes, 0.300% of the principal amount of the 2054 Notes and 0.300% of the principal amount of the 2064 Notes. If all of the Notes are not sold at their applicable initial offering prices, the underwriters may change the offering prices and the other selling terms.
The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Notes).
Paid by Us
Per Floating Rate Note	0.200%
Per 2026 Note	0.200%
Per 2027 Note	0.250%
Per 2029 Note	0.350%
Per 2031 Note	0.400%
Per 2034 Note	0.450%
Per 2044 Note	0.750%
Per 2054 Note	0.800%
Per 2064 Note	0.800%
We estimate that our total expenses for this offering will be approximately $22,225,000, excluding the underwriting discounts.
In connection with the offering, the underwriters may purchase and sell Notes in the open market. Purchases and sales in the open market may include short sales, purchases to cover short positions and stabilizing purchases.
•	Short sales involve secondary market sales by the underwriters of a greater number of Notes than they are required to purchase in the offering.
•	Covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions.
•	Stabilizing transactions involve bids to purchase Notes so long as the stabilizing bids do not exceed a specified maximum.
Purchases to cover short positions and stabilizing purchases, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market prices of the Notes. They may also cause the prices of the Notes to be higher than the prices that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Settlement
We expect that delivery of the Notes will be made against payment therefor on February 22, 2024, which will be the fifth business day following the date of this prospectus supplement (this settlement cycle being referred to as “T+5”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes prior to the second business day before delivery will be required, by virtue of the fact that the Notes will initially settle in “T+5”, to specify an alternate settlement cycle at the time of any trade to prevent a failed settlement. Purchasers of the Notes who wish to trade notes prior to their date of delivery hereunder should consult their own advisors.
Other Relationships
In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to us and certain of our affiliates, for which they have in the past received, and may in the future receive, customary fees and expenses. In addition, certain underwriters and/or their affiliates serve in various roles under our revolving credit facilities.
The underwriters are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. For example, certain of the underwriters or their affiliates have served in financial and/or advisory roles for the Acquisitions described in this prospectus supplement. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments, including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. For example, certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge, and certain other underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. A typical such hedging strategy would include these underwriters or their affiliates hedging such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
We have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.
Selling Restrictions
The Notes may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such Notes be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering of the Notes and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any Notes offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful. Sales of the notes in the United States by any underwriter that is not a broker-dealer registered with the SEC will be made only through one or more SEC-registered broker-dealers in compliance with applicable securities laws and the rules of the Financial Industry Regulatory Authority, Inc.
Notice to Prospective Investors in Canada
The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contain a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory.
The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to Section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notices to Prospective Investors in the European Economic Area
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined under Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and (b) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “EU PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the EU PRIIPs Regulation.
This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the Prospectus Regulation.
Notices to Prospective Investors in the United Kingdom
The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision: (a) the expression “retail investor” means a person who is one (or more) of the following: (i) a retail client, as S-44 defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (“FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK Prospectus Regulation”); and (b) the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of UK domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus

Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.
This prospectus supplement and the accompanying prospectus is being distributed only to, and is directed only at, persons in the United Kingdom who are “qualified investors” (as defined in the UK Prospectus Regulation) who are also (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute them, all such persons together being referred to as “Relevant Persons.” The notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such notes will be engaged in only with, Relevant Persons.
Notice to Prospective Investors in Hong Kong
The Notes have not been and will not be offered or sold in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “CO”), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the CO, and no advertisement, invitation or document relating to the Notes has been or will be issued or in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offering. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.
Notice to Prospective Investors in Japan
The Notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended (the “FIEA”)). The Notes may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.
Notice to Prospective Investors in Korea
The Notes have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Notes have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. Furthermore, the purchaser of the notes shall comply with all applicable regulatory requirements in connection with the purchase of the notes.
Notice to Prospective Investors in Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)), (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to the conditions set forth in the SFA.
Where the Notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired the Notes under Section 275 of the SFA except:
(a)
to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (c) where no consideration is or will be given for the transfer, (d) where the transfer is by operation of law, (e) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor, then securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the Notes under Section 275 except: (i) to an Institutional Investor under Section 274 of the SFA or to a Relevant Person, or any person pursuant to Section 275(1A) (in the case of that corporation) or Section 276(4)(i)(B) (in the case of that trust), and in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.
Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the Notes.
The Notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the Notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the Notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the Notes may be publicly distributed or otherwise made publicly available in Switzerland.
Notice to Prospective Investors in Taiwan
The Notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Notes in Taiwan.

Notice to Prospective Investors in the United Arab Emirates
This prospectus supplement and the accompanying prospectus have not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), the Emirates Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the Dubai Financial Services Authority, a regulatory authority of the Dubai International Financial Centre.
This prospectus supplement and the accompanying prospectus are not intended to, and do not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the Notes have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange.
The issue and/or sale of the Notes has not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE, and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the Board Decision No. 37 of 2012 Concerning the Regulation of Investment Funds (whether by a Foreign Fund, as defined therein, or otherwise), and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

VALIDITY OF THE NOTES
The validity of the Notes offered hereby will be passed upon for us by Kirkland & Ellis LLP, New York, New York. The underwriters have been represented by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS
The consolidated financial statements of Bristol-Myers Squibb Company incorporated by reference in this prospectus supplement, and the effectiveness of Bristol-Myers Squibb Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov from which interested persons can electronically access our SEC filings, including the registration statement (of which this prospectus supplement and accompanying prospectus form a part) and the exhibits and schedules thereto.
The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) on or after the date of this prospectus supplement until we complete the offering of the Notes covered by this prospectus supplement:
•	Annual report on Form 10-K for the year ended December 31, 2023; and
•	The portions of our Proxy Statement on Schedule 14A that are incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2022.
Notwithstanding the foregoing, to the extent that any information contained in any current report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference in this prospectus supplement or the accompanying prospectus.
We encourage you to read our periodic and current reports, as we think these reports provide additional information about our Company which prudent investors find important. We make available free of charge most of our SEC filings through our website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus supplement or the accompanying prospectus (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus supplement or the accompanying prospectus or has been expressly incorporated by reference into this prospectus. You also may request a copy of these filings at no cost, by writing to or telephoning us at:
Bristol-Myers Squibb Company
Route 206 & Province Line Road
Princeton, New Jersey 08543
Attention: Corporate Secretary
(609) 252-4621
Statements contained in this prospectus supplement or the accompanying prospectus or the documents incorporated by reference herein or therein as to the contents of any contract or other document referred to herein or therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. We will provide without charge to each person to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, on the written or oral request of such person, a copy of any or all of the documents which have been or may be incorporated in this prospectus supplement or the accompanying prospectus by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in any such documents) and a copy of any or all other contracts or documents which are referred to in this prospectus supplement or the accompanying prospectus and filed with the SEC. You may request a copy of these filings at the address and telephone number set forth above.

PROSPECTUS

DEBT SECURITIES
PREFERRED STOCK
DEPOSITARY SHARES
COMMON STOCK
WARRANTS
Bristol-Myers Squibb Company (the “Company” or “Bristol Myers Squibb”) may from time to time offer its securities in one or more offerings. The specific terms of the securities to be offered will be described in a supplement to this prospectus.
Bristol Myers Squibb may offer and sell its securities to or through agents, underwriters or dealers, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. The names of any agents, underwriters or dealers and the terms of the arrangements with any such entities will be stated in the applicable prospectus supplement or free writing prospectus.
YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.
The common stock of Bristol Myers Squibb is listed on the New York Stock Exchange under the symbol “BMY.” Any common stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on the New York Stock Exchange. If the Company decides to list or seek a quotation for any of the debt securities, the prospectus supplement relating to those debt securities will disclose the exchange or market on which those debt securities will be listed or quoted.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
Investing in our securities involves risk. See “Risk Factors” on page 2 of this prospectus. In addition, please review any additional risk factors in the accompanying prospectus supplement, any free writing prospectus and any documents we incorporate by reference.
The date of this prospectus is December 13, 2021.

ABOUT THIS PROSPECTUS
When used in this prospectus, the “Company,” “Bristol Myers Squibb,” “BMS,” “we,” “our” and “us” refer to Bristol-Myers Squibb Company and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering, including amounts, prices and terms of the securities being offered. The prospectus supplement and/or free writing prospectus may also add, update or change information contained in this prospectus. Any statement made in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement and/or free writing prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be. This prospectus may not be used to sell any securities unless accompanied by a prospectus supplement or free writing prospectus.
You should read this prospectus, any prospectus supplement and free writing prospectus together with the additional information described herein under the heading “Where You Can Find More Information; Documents Incorporated by Reference.” We have not authorized any person to provide you with different information and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information in this prospectus, any accompanying prospectus supplement or free writing prospectus or any documents we incorporate by reference in this prospectus, any prospectus supplement and free writing prospectus is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.
i

FORWARD-LOOKING STATEMENTS
This prospectus (including the documents incorporated by reference) contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You can identify these forward-looking statements by the fact they use words such as “should,” “could,” “expect,” “anticipate,” “estimate,” “target,” “may,” “project,” “guidance,” “intend,” “plan,” “believe,” “will” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on our current expectations and projections about our future financial results, goals, plans and objectives and involve inherent risks, assumptions and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years, and could cause our future financial results, goals, plans and objectives to differ materially from those expressed in, or implied by, the statements. These statements are likely to relate to, among other things, our goals, plans and objectives regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, performance or results of current and anticipated products, our business development strategy, potential laws and regulations to lower drug costs, market actions taken by private and government payers to manage drug utilization and contain costs, the expiration of patents or data protection on certain products, including assumptions about our ability to retain patent exclusivity of certain products, and the outcome of contingencies such as legal proceedings and financial results, which are based on current expectations that involve inherent risks and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years. Such events and factors include, but are not limited to, those listed under “Risk Factors” in the documents incorporated by reference herein, enumerated in the section “Where You Can Find More Information; Documents Incorporated by Reference” of this prospectus, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2020, that we believe could cause actual results to differ materially from any forward-looking statement. No forward-looking statement can be guaranteed.
Although we believe that we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. Additional risks that we may currently deem immaterial or that are not presently known to us could also cause the forward-looking events discussed in this prospectus (including the documents incorporated by reference) not to occur. Except as otherwise required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise after the date of this prospectus.
ii

DESCRIPTION OF THE COMPANY
Bristol-Myers Squibb Company was incorporated under the laws of the State of Delaware in August 1933 under the name Bristol-Myers Company, as successor to a New York business started in 1887. In 1989, Bristol-Myers Company changed its name to Bristol-Myers Squibb Company as a result of a merger.
We operate in one segment—Biopharmaceuticals. For additional information about our business segment, refer to “Item 8. Financial Statements and Supplementary Data—Note 1. Accounting Policies and Recently Issued Accounting Standards.” in our Annual Report on Form 10-K for the year ended December 31, 2020.
We are engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of biopharmaceutical products on a global basis. We compete with other worldwide research-based drug companies, smaller research companies and generic drug manufacturers. Our products are sold worldwide, primarily to wholesalers, retail distributors, specialty pharmacies, and to a lesser extent, directly to retailers, hospitals, clinics and government agencies. We manufacture products in the U.S. and Puerto Rico and have significant manufacturing operations in two foreign countries. Most of our revenues come from products in the following therapeutic classes: hematology, oncology, cardiovascular and immunology.
Our principal executive offices are located at 430 E. 29th Street, 14FL, New York, New York 10016, and our telephone number is (212) 546-4000. We maintain a website at www.bms.com. The information on our website is not incorporated by reference in this prospectus.

RISK FACTORS
An investment in our securities involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus and the documents incorporated by reference herein and therein, including, in particular, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2020. See “Where You Can Find More Information; Documents Incorporated by Reference.” Any of the risks and uncertainties set forth therein could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the trading price or value of our securities. As a result, you could lose all or part of your investment. Furthermore, additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

USE OF PROCEEDS
Unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement or free writing prospectus will be used for general corporate purposes. General corporate purposes may include, among other things, the repayment of debt, investments in or extensions of credit to our subsidiaries, share repurchases or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF THE DEBT SECURITIES
The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.
The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of June 1, 1993, as subsequently supplemented, between us and a predecessor to The Bank of New York Mellon, as trustee. This indenture is referred to as the “senior indenture.” The subordinated debt securities will be issued under indentures to be entered into between us and the trustees named in prospectus supplements. These indentures are referred to as the “subordinated indentures.” The senior indenture and the subordinated indentures are together called the “indentures.”
The following is a summary of the most important provisions that are in the senior indenture and will be in the subordinated indentures. Copies of the indentures are or will be filed as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our indentures.
General
None of the indentures limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by our board of directors from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.
The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms will include:
•	the title and type of the debt securities;
•	the total principal amount of the debt securities;
•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;
•	the date or dates on which the principal of the debt securities will be payable or the method of determining such dates;
•
whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;

•
the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

•	any optional or mandatory redemption provisions;
•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;
•	any changes to or additional events of default or covenants;
•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;
•	any conversion or exchange provisions; and
•	any other specific terms of the debt securities.
Unless we otherwise specify in the prospectus supplement:
•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may bear legends required by applicable laws and regulations or the rules of any securities exchange.
If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.
Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.
Exchange, Registration and Transfer
Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.
The designated security registrar in the United States for the senior debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286. The security registrar for any subordinated debt securities will be designated in the applicable prospectus supplement.
In the event of any redemption in part of any series of debt securities, we will not be required to issue, register the transfer of or exchange debt securities of any series between the opening of business 15 days before the day of the mailing of a notice of redemption of securities of such series selected for redemption and the close of business on the date of such mailing.
Payment and Paying Agent
We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.
If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon our written request, any unclaimed amounts to us.
Our paying agent in the United States for the senior debt securities is The Bank of New York Mellon, located at 240 Greenwich Street, New York, New York 10286. We will designate the paying agent for any subordinated debt securities in the applicable prospectus supplement.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.
Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to our depositary arrangements:
Book-Entry Securities.
Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities.”
When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as “participants.”

The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.
Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the applicable indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.
Owners of book-entry securities:
•	will not be entitled to have the debt securities registered in their names;
•	will not be entitled to receive physical delivery of the debt securities in definitive form; and
•	will not be considered the owners or holders of those debt securities under the applicable indenture.
The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.
We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.
We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” The payments by participants to the owners of beneficial interests will be the responsibility of those participants.
Special Situation When a Global Security Will Be Terminated.
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors below.
The global security will terminate when the following special situations occur:
•
If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•	If we notify the trustee that we wish to terminate that global security.
The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.
Satisfaction and Discharge
The indentures will cease to be of further effect with respect to a series of debt securities that have matured or will mature or be called for redemption within one year if, among other conditions, we deposit with the trustee enough cash to pay all principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Defeasance and Covenant Defeasance
When we use the term defeasance, we mean discharge from some or all of our obligations under the indenture. If we deposit with the trustee sufficient cash or government securities to pay the principal, interest and any other sums due to the stated maturity date of the debt securities, then at our option:
1.	we will be discharged from our obligations with respect to the debt securities; and/or
2.	we will no longer be under any obligation to comply with certain restrictive covenants under the indenture, and certain events of default will no longer apply to us.
To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. In addition, as a condition to either of the above elections, no event of default or event which with notice or lapse of time would become an event of default with respect to the applicable debt securities should have occurred and be continuing on the date of such deposit and we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action, and in the case of debt securities being legally defeased as described in (1) above, a ruling to that effect from the Internal Revenue Service.
If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such debt securities and rights relating to the registration of, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.
Events of Default, Notice and Waiver
If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement) to be due and payable immediately.
The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities.
Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:
•	we fail to pay the principal of or any premium on such debt security when due;
•	we fail to deposit any sinking fund payment on such series when due;
•	we fail to pay interest when due on such series for 30 days after it is due;
•
we fail to perform any other covenant in the indenture related to the debt securities of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities) from the trustee or by holders of at least 25% in principal amount of the debt securities of such series;

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company; and
•	any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.
For the events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indentures, and a default under one series of debt securities will not necessarily be a default under another series.

Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.
A trustee is not obligated to exercise any of its rights or powers under an indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable security or indemnification against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
If such indemnification is provided, the holders of a majority in principal amount of outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.
Each indenture includes a covenant that we will deliver within 120 days after the end of each fiscal year to the trustee a certificate of no default, or specifying the nature and status of any default that exists.
Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.
Modification of the Indentures
Together with the trustee, we may, when authorized by our board of directors, modify the indentures without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities.
Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:
•	change the stated maturity of any debt security;
•	reduce the principal, premium (if any), rate of interest or change the method of computing the amount of principal or interest on any debt security;
•	change any place of payment or the currency in which any debt security or any premium or interest thereon is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•
reduce the percentage in principal amount of outstanding debt securities of any series that requires the holders thereof to consent to any modification, amendment or waiver under the applicable indenture; or

•
modify the provisions in the indentures relating to (i) adding provisions or changing or eliminating provisions of the indenture or modifying rights of holders of debt securities under the indenture, (ii) the waiver of past defaults and (iii) the waiver of certain covenants, except to increase any applicable percentage or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the applicable holders.

Notices to Holders
Notice shall be given to holders of debt securities by mail to the addresses of the holders as they appear in the Security Register.
Title
We, the trustee, and any agent of ours or the trustee may treat the registered owner of any registered debt security as the absolute owner of that debt security for all purposes.
Replacement of Securities
We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will have to surrender the mutilated debt security to the trustee first. Debt securities that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security.
Governing Law
The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.
Our Relationship with the Trustees
We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustees under the subordinated indentures.
Merger Covenant
The following covenant is applicable to both our senior debt securities and our subordinated debt securities. We may not, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer our properties and assets substantially as an entirety to another person unless:
•	the successor is a U.S. corporation or person;
•	the successor assumes, by a supplemental indenture, on the same terms and conditions all the obligations under the debt securities and the indentures;
•
immediately after giving effect to the transaction, there is no event of default under the applicable indenture and no event which, after notice or lapse of time, or both, would become an event of default; and

•
we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the conditions set forth in the senior indenture or subordinated indentures, as applicable.

The successor corporation will take over all of our rights and obligations under the indentures.
Senior Debt Securities
The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.
Covenants.
The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the senior debt securities are outstanding, unless the prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.
Limitation on Liens. We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:
•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;
•	mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary;
•
mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;
•	any mortgages and liens securing industrial development, pollution control, or similar revenue bonds;
•	with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;
•
any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

•
mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 10% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the “Limitation on Liens” covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.
General. The covenants described above generally only restrict our ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of our Consolidated Net Tangible Assets and which our board of directors believes are of material importance to our business see the definition of “Restricted Property” below). Other than the restrictions on liens and Sale and Leaseback Transactions described above, the indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction involving the Company.
Definitions.
We have summarized below definitions of some of the terms used in the senior indenture. In the definitions, all references to “us,” “we” or “our” mean Bristol-Myers Squibb Company only.
“Consolidated Net Tangible Assets” means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting: (i) all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.
“Debt” means:
•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;
•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and
•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

“Funded Debt” means:
•	our Debt or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and
•	Debt classified as long-term debt under generally accepted accounting principles.
The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.
“Restricted Property” means:
•
any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our board of directors’ opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.
In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.
“Sale and Leaseback Transaction” means any arrangement pursuant to which we or any Subsidiary leases from another person any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than:
•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;
•	leases between us and a Subsidiary or between Subsidiaries;
•
leases executed by the time of or within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.
“Subsidiary” means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.
“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.
Subordinated Debt Securities
The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.
In addition, claims of our subsidiaries’ creditors and preferred stockholders generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of our subsidiaries.

The subordinated indentures will define “senior indebtedness” to mean the principal of, premium, if any, and interest on:
•
all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same rank as, or ranks junior to, the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.
However, the term “senior indebtedness” will not include:
•	any of our obligations to our Subsidiaries;
•	any liability for Federal, state, local or other taxes owed or owing by us;
•	any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;
•
any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

•	any obligations with respect to any capital stock; or
•	any indebtedness incurred in violation of the subordinated indenture.
There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indentures. The subordinated debt securities will rank equally with our other subordinated indebtedness.
Under the subordinated indentures, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:
•	any senior indebtedness is not paid when due; or
•
the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.
The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness’ maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179 day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.
In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indentures will be made to holders of the senior indebtedness.
If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indentures otherwise permit payment at that time.
As a result of the subordination provisions contained in the subordinated indentures, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

DESCRIPTION OF THE CAPITAL STOCK
Common Stock
As of the date of this prospectus, we are authorized to issue up to 4.5 billion shares of common stock, $0.10 par value per share. As of September 30, 2021, approximately 2.220 billion shares of common stock were outstanding. The common stock is listed on the New York Stock Exchange under the symbol “BMY.”
Dividends
Holders of common stock are entitled to receive dividends out of any assets legally available for payment of dividends as may from time to time be declared by our board of directors, subject to the rights of the holders of the preferred stock.
Voting
Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of common stock do not have cumulative voting rights. Except as otherwise provided by applicable law, rule or regulation, by the rules or regulations of any securities exchange applicable to us or our securities, or by our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) or our by-laws (the “By-laws”), all matters shall be decided by the holders of a majority in voting power of the outstanding shares of stock of the Company present in person or by proxy and entitled to vote thereon.
Rights upon Liquidation
In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.
Board of Directors
The By-laws provide that our board of directors shall be a single class, elected annually at any meeting for the election of directors at which a quorum is present (a quorum being a majority of the stockholders), pursuant to a majority of the votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality of votes cast.
Preemptive and Other Rights
Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights. There are no sinking fund provisions applicable to shares of common stock. The rights, preferences and privileges of the holders of common stock are subject to the outstanding shares of $2 convertible preferred stock, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.
Preferred Stock
The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.
All the terms of the preferred stock are, or will be, contained in our Certificate of Incorporation and the certificate of designations relating to each series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of September 30, 2021, 3,484 shares of $2 convertible preferred stock, liquidation preference $50 per share, were outstanding. Our $2 convertible preferred stock votes as a single class with our common stock, with each share entitled to a single vote. Subject to limitations prescribed by law, the board of directors is authorized at any time to:
•	issue one or more series of preferred stock;
•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and
•	determine the number of shares in any series.
The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forth with respect to the series the following information:
•	whether dividends on that series of preferred stock will be cumulative and, if so, from which date;
•	the dividend rate;
•	the dividend payment date or dates;
•	the liquidation preference per share of that series of preferred stock, if any;
•	any conversion provisions applicable to that series of preferred stock;
•	any redemption or sinking fund provisions applicable to that series of preferred stock;
•	the voting rights of that series of preferred stock, if any; and
•	the terms of any other preferences or special rights applicable to that series of preferred stock.
The preferred stock, when issued, will be fully paid and nonassessable.
Dividends
Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates as set forth in the applicable certificate of designations. Generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock.
Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other agreements governing certain transactions we may enter into.
Convertibility
No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable certificate of designations.
The holders of shares of the $2 convertible preferred stock have the right, at their option, to convert such shares into shares of common stock at any time, subject to, and in accordance with the terms of the applicable certificate of designation.
Redemption and Sinking Fund
No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable certificate of designations.
We may redeem the $2 convertible preferred shares at our option, at any time, or from time to time for $50 together with an amount equal to any dividends accrued and unpaid thereon to the date of redemption.
Shares of preferred stock that we redeem or otherwise reacquire will, subject to the provisions of the Delaware General Corporation Law (the “DGCL”), resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance.
There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in the applicable certificate of designations.
Liquidation
In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the applicable certificate of designation, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock.
If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.
Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.
Voting Rights
The holders of preferred stock will be entitled to such voting rights as provided in the certificate of designations with respect to a particular series and the Certificate of Incorporation. If and whenever accrued dividends on the preferred stock have not been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of all series of preferred stock at the time outstanding, then the holders of the preferred stock, voting separately as a class, will be entitled to elect two directors at the next annual or special meeting of the stockholders. During the time the holders of preferred stock are entitled to elect two additional directors, they are not entitled to vote with the holders of common stock in the election of any other directors. If all accumulated dividends on preferred stock have been paid in full, the holders of shares of preferred stock will no longer have the right to vote on directors except as provided for in the applicable certificate of designations, the term of office of each director so elected will terminate, and the number of our directors will, without further action, be reduced accordingly.
The vote of the holders of at least two-thirds of the outstanding shares of preferred stock voting only as a class is required to authorize any amendment to the Certificate of Incorporation or By-laws which would materially alter any existing provisions of the preferred stock or which would authorize a class of preferred stock ranking prior to the outstanding preferred stock as to dividends or assets. In addition, the vote of the holders of at least a majority of the outstanding shares of preferred stock voting together as a class is required to make effective any amendment to the Certificate of Incorporation authorizing the issuance of or any increase in the authorized amount of any class of preferred stock ranking on a parity with or increasing the number of authorized shares of preferred stock.
No Other Rights
The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Certificate of Incorporation or certificate of designations or as otherwise required by law.
Transfer Agent and Registrar
We will designate the transfer agent for each series of preferred stock in the prospectus supplement.
Antitakeover Provisions
Provisions of the DGCL, the Certificate of Incorporation and the By-laws, which are summarized below, may have antitakeover effects and could delay, defer or prevent a tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest.
Delaware Law Antitakeover Statute
We are governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•
the board of directors approved the acquisition of stock pursuant to which the person became an interested stockholder or the transaction that resulted in the person becoming an interested stockholder prior to the time that the person became an interested stockholder;

•
upon consummation of the transaction that resulted in the person becoming an interested stockholder such person owned at least 85% of the outstanding voting stock of the corporation, excluding, for purposes of determining the voting stock outstanding, voting stock owned by directors who are also officers and certain employee stock plans; or

•	the transaction is approved by the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock which is not owned by the interested stockholder.
In general, Section 203 defines a “business combination” to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing changes in control of Bristol Myers Squibb.
Issuance of Undesignated Preferred Stock
Our board of directors has the authority, without stockholder approval, to issue up to 10,000,000 shares of undesignated preferred stock with rights and preferences, to the extent not fixed by certain provisions set forth in the Certificate of Incorporation, designated from time to time by our board of directors. As of September 30, 2021, out of the 10,000,000 shares of authorized preferred stock, 1,300,188 shares have been designated as $2 convertible preferred stock (of which 3,484 shares have been issued and are outstanding). The existence of authorized but unissued shares of preferred stock would enable our board of directors to render more difficult or to discourage an attempt to obtain control of Bristol Myers Squibb by means of a merger, tender offer, proxy contest or other means.
No Cumulative Voting
The Certificate of Incorporation does not provide for cumulative voting.
Size of Board of Directors and Vacancies
The By-laws provide that the total number of our directors will be fixed from time to time by a majority vote of our board of directors. The By-laws further provide that, subject to the rights of holders of any series of preferred stock to elect directors under specific circumstances, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in our board of directors, shall be filled by an affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any directors so elected shall hold office until the next annual meeting of stockholders and until their successors are elected and qualify.
Amendment to By-laws
Except as otherwise provided in the Certificate of Incorporation, the By-laws may be altered, amended or repealed or new by-laws may be made by the affirmative vote of the holders of record of a majority of our shares entitled to vote, at any annual or special meeting, or, by a vote of the majority of our board of directors, at any regular or special meeting at which a quorum is present.
Special Stockholder Meetings; Notice Requirements
Except as otherwise required by law and subject to the rights under the Certificate of Incorporation of the holders of any class or series of stock having a preference over our common stock, a special meeting of stockholders (1) may be called only by the chairman of our board of directors or by our board of directors pursuant to a resolution approved by a majority of our board of directors and (2) must be called by the secretary upon the written request of the record holders of at least 15% in voting power of the outstanding shares of our stock who have complied with the requirements in the By-laws. The By-laws provide advance notice procedures for stockholders seeking to bring business before its annual meeting of stockholders or to nominate candidates for election as directors at its annual meeting of stockholders. The By-laws also specify certain requirements regarding the form and content of a stockholder’s notice.
Exclusive Forum for Certain Lawsuits
The By-laws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, creditors or other constituents, (iii) action asserting a claim arising pursuant to any provision of the General Corporation Law of the State of Delaware, our Certificate of Incorporation or the By-laws or (iv) action asserting a claim against us or any of our directors, officers or other employees governed by the internal affairs doctrine; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding will be another state or federal court of the State of Delaware. The By-laws also provide that any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock will be deemed to have notice of and consented to this forum selection provision.
This forum selection provision is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, the forum selection provision in the By-laws will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
However, this forum selection provision in the By-laws may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers and other employees, which may discourage lawsuits with respect to such claims, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder. In addition, stockholders who do bring a claim in the Court of Chancery in the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. Furthermore, if a court were to find the provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

DESCRIPTION OF THE DEPOSITARY SHARES
We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights will include dividend, voting, redemption and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.
Holders of depositary receipts will agree to be bound by the deposit agreement, which will require holders to take certain actions such as filing proof of residence and paying certain charges.
The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Certificate of Incorporation and the certificate of designations for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.
Dividends
The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.
In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.
Liquidation Preference
In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Redemption
If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.
Voting
Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.
Withdrawal of Preferred Stock
Owners of depositary shares will be entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.
Amendment and Termination of Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement will automatically terminate if:
•	all outstanding depositary shares have been redeemed; or
•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.
Reports to Holders
The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.
Liability and Legal Proceedings
Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.
Resignation and Removal of Depositary
The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.
Federal Income Tax Consequences
Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:
•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;
•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and
•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

DESCRIPTION OF THE WARRANTS
We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.
The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:
•	the title of the warrants;
•	the offering price for the warrants, if any;
•	the aggregate number of the warrants;
•	the designation and terms of the debt securities, preferred stock or common stock that may be purchased upon exercise of the warrants;
•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;
•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;
•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;
•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;
•	the dates on which the right to exercise the warrants will commence and expire;
•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;
•	information relating to book-entry procedures, if any;
•	the currency or currency units in which the offering price, if any, and the exercise price are payable;
•	if applicable, a discussion of material United States federal income tax considerations;
•	anti-dilution provisions of the warrants, if any;
•	redemption or call provisions, if any, applicable to the warrants;
•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and
•	any other information we think is important about the warrants.

 PLAN OF DISTRIBUTION
General
We may offer and sell securities in one or more transactions from time to time to or through underwriters, who may act as principals or agents, directly to other purchasers or through agents to other purchasers or through any combination of these methods.
A prospectus supplement relating to a particular offering of securities may include the following information:
•	the terms of the offering;
•	the names of any underwriters or agents;
•	the purchase price of the securities;
•	the net proceeds to us from the sale of the securities;
•	any delayed delivery arrangements;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any initial public offering price; and
•	any discounts or concessions allowed or reallowed or paid to dealers.
The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices in block trades, or in underwritten offerings or in other types of trades.
Underwriting Compensation
We may offer these securities to the public through underwriting syndicates represented by a managing underwriter or managing underwriters or through an underwriter or underwriters without an underwriting syndicate. If underwriters are used for the sale of securities, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of securities, underwriters may receive compensation from us or from purchasers for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.
If we use an underwriter or underwriters in the sale of particular securities, we will execute an underwriting agreement with those underwriters at the time of sale of those securities. The names of the underwriters will be set forth in the prospectus supplement or free writing prospectus used by the underwriters to sell those securities. Unless otherwise indicated in the prospectus supplement or free writing prospectus relating to a particular offering of securities, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.
Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters under the Securities Act. Any discounts or commissions that they receive from us and any profit that they receive on the resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. If any entity is deemed an underwriter or any amounts deemed underwriting discounts and commissions, the prospectus supplement or free writing prospectus will identify the underwriter or agent and describe the compensation received from us.

Indemnification
We may enter agreements under which underwriters and agents who participate in the distribution of securities may be entitled to indemnification by us against various liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which the underwriters, dealers or agents may be required to make.
Related Transactions
Various of the underwriters who participate in the distribution of securities, and their affiliates, may perform various commercial banking and investment banking services for us and/or our affiliates from time to time in the ordinary course of business.
Delayed Delivery Contracts
We may authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payment and delivery on a future date. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases we must approve these institutions. The obligations of any purchaser under any of these contracts will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.
Price Stabilization and Short Positions
If underwriters or dealers are used in the sale, until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters to bid for and purchase the securities. As an exception to these rules, representatives of any underwriters are permitted to engage in transactions that stabilize the price of the securities. These transactions may consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities. If the underwriters create a short position in the securities in connection with the offering (that is, if they sell more securities than are set forth on the cover page of the prospectus supplement), the representatives of the underwriters may reduce that short position by purchasing securities in the open market.
We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the securities. In addition, we make no representation that the representatives of any underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

LEGAL MATTERS
The legal validity of the securities offered by this prospectus will be passed upon for us by Kirkland & Ellis LLP, New York, New York.
EXPERTS
The consolidated financial statements of Bristol-Myers Squibb Company and subsidiaries (the “Company”) incorporated by reference in this Prospectus, and the effectiveness of the Company's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated by reference in reliance upon the reports of such firm, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information filed electronically with the SEC, which is available at http://www.sec.gov. Unless specifically listed below, the information contained on the SEC’s website is not intended to be incorporated by reference in this prospectus and you should not consider that information a part of this prospectus.
The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:
•
Annual Report on Form 10-K for the year ended December 31, 2020, including the information in our proxy statement that is part of our Schedule 14A filed with the SEC on March 25, 2021 that is incorporated by reference in that Annual Report on Form 10-K;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2021;
•	Quarterly Report on Form 10-Q for the quarter ended June 30, 2021;
•	Quarterly Report on Form 10-Q for the quarter ended September 30, 2021; and
•
Current Reports on Form 8-K or Form 8-K/A, filed on February 2, 2021, February 4, 2021, February 10, 2021, February 22, 2021, February 23, 2021, March 4, 2021, May 4, 2021, May 6, 2021, May 20, 2021 and August 9, 2021.

Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.
We encourage you to read our periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. The information contained on our website is not a part of this prospectus. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:
Bristol-Myers Squibb Company
430 E 29th Street, 14FL
New York, New York 10016
Attention: Office of the Corporate Secretary
Telephone: (212) 546-4000

$13,000,000,000

$500,000,000 Floating Rate Notes due 2026

$1,000,000,000 4.950% Notes due 2026

$1,000,000,000 4.900% Notes due 2027

$1,750,000,000 4.900% Notes due 2029

$1,250,000,000 5.100% Notes due 2031

$2,500,000,000 5.200% Notes due 2034

$500,000,000 5.500% Notes due 2044

$2,750,000,000 5.550% Notes due 2054

$1,750,000,000 5.650% Notes due 2064
PROSPECTUS SUPPLEMENT
Joint Lead Managers and Joint Book-Running Managers
Citigroup	BofA Securities	Wells Fargo Securities	Mizuho
Joint Book-Running Managers
Barclays	J.P. Morgan	Morgan Stanley	Deutsche Bank Securities
MUFG	SMBC Nikko	Standard Chartered Bank	US Bancorp
Senior Co-Managers
BNP PARIBAS	HSBC	SOCIETE GENERALE	UBS Investment Bank
Co-Managers
Scotiabank	PNC Capital Markets LLC
Junior Co-Managers
CAVU Securities	R. Seelaus & Co., LLC	Drexel Hamilton	Roberts & Ryan	Ramirez & Co., Inc.
February 14, 2024